                                                                     EXHIBIT 4.1

                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                              U.S. CONCRETE, INC.
                               as the Borrower,

                                THE GUARANTORS,
                                 party hereto,

                                 THE LENDERS,
                                 party hereto,

                           THE CHASE MANHATTAN BANK,
                           as Administrative Agent,

                        CREDIT LYONNAIS NEW YORK BRANCH
                                      and
                          FIRST UNION NATIONAL BANK,
                            as syndication agents,

                                      and

                        BRANCH BANKING & TRUST COMPANY,
                            as documentation agent,

                                      and

                         J. P. MORGAN SECURITIES INC.,
                     as Sole Bookrunner and Lead Arranger

                      $200,000,000 Revolving Credit Loan
                                August 31, 2001


                                                          Andrews & Kurth L.L.P.
                                             Counsel to the Administrative Agent

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS.......................................................   1

  Section 1.1    Defined Terms..............................................   1
  Section 1.2    Classification of Loans and Borrowings.....................  18
  Section 1.3    Terms Generally............................................  18
  Section 1.4    Accounting Terms; GAAP.....................................  18

ARTICLE II THE CREDITS......................................................  19

  Section 2.1    Revolving Commitments......................................  19
  Section 2.2    Revolving Loans and Borrowings.............................  19
  Section 2.3    Requests for Revolving Borrowings..........................  20
  Section 2.4    Swingline Loans............................................  21
  Section 2.5    Letters of Credit..........................................  22
  Section 2.6    Funding of Borrowings......................................  26
  Section 2.7    Interest Elections.........................................  27
  Section 2.8    Termination and Reduction of Commitments...................  28
  Section 2.9    Repayment of Loans; Evidence of Debt.......................  29
  Section 2.10   Prepayment of Loans........................................  29
  Section 2.11   Fees.......................................................  30
  Section 2.12   Interest...................................................  31
  Section 2.13   Alternate Rate of Interest.................................  32
  Section 2.14   Increased Costs............................................  33
  Section 2.15   Break Funding Payments.....................................  34
  Section 2.16   Taxes......................................................  34
  Section 2.17   Payments Generally; Pro Rata Treatment; Sharing of
                  Set-offs..................................................  35
  Section 2.18   Mitigation Obligations; Replacement of Lenders.............  37
  Section 2.19   Effect of Increased Costs..................................  38
  Section 2.20   Increase of Commitments....................................  38

ARTICLE III REPRESENTATIONS AND WARRANTIES..................................  40

  Section 3.1    Organization; Powers.......................................  40
  Section 3.2    Authorization; Enforceability..............................  40
  Section 3.3    Governmental Approvals; No Conflicts.......................  40
  Section 3.4    Financial Condition; No Material Adverse Change............  41
  Section 3.5    Properties.................................................  41
  Section 3.6    Litigation and Environmental Matters.......................  42
  Section 3.7    Compliance with Laws and Agreements........................  43
  Section 3.8    Investment and Holding Company Status......................  43
  Section 3.9    Taxes......................................................  43
  Section 3.10   ERISA......................................................  43
  Section 3.11   Disclosure.................................................  43

  Section 3.12   Intentionally deleted......................................  43
  Section 3.13   Solvency...................................................  43
  Section 3.14   Insurance..................................................  44
  Section 3.15   Subsidiaries...............................................  44

ARTICLE IV CONDITIONS.......................................................  44

  Section 4.1    Effective Date.............................................  44
  Section 4.2    Each Credit Event..........................................  46

ARTICLE V AFFIRMATIVE COVENANTS.............................................  46

  Section 5.1    Financial Statements; and Other Information................  46
  Section 5.2    Notices of Material Events.................................  48
  Section 5.3    Existence; Conduct of Business; Location...................  48
  Section 5.4    Payment of Obligations.....................................  49
  Section 5.5    Maintenance of Properties; Insurance.......................  49
  Section 5.6    Books and Records; Inspection Rights; Audits...............  50
  Section 5.7    Compliance with Laws.......................................  50
  Section 5.8    Use of Proceeds and Letters of Credit......................  50
  Section 5.9    Subsidiaries...............................................  50
  Section 5.10   Collateral.................................................  51
  Section 5.11   Employee Agreements........................................  52
  Section 5.12   Compliance With Leases.....................................  52

ARTICLE VI NEGATIVE COVENANTS...............................................  52

  Section 6.1    Indebtedness...............................................  52
  Section 6.2    Liens......................................................  53
  Section 6.3    Fundamental Changes........................................  54
  Section 6.4    Investments, Loans, Advances, Guarantees and Acquisitions..  54
  Section 6.5    Restricted Payments........................................  55
  Section 6.6    Transactions with Affiliates...............................  55
  Section 6.7    Restrictive Agreements.....................................  55
  Section 6.8    Financial Ratios...........................................  56
  Section 6.9    Net Worth..................................................  57
  Section 6.10   Capital Expenditures.......................................  57
  Section 6.11   Limitation on Acquisitions.................................  58
  Section 6.12   Hedging Agreement..........................................  60
  Section 6.13   Prepayment of Other Indebtedness...........................  60
  Section 6.14   Fiscal Year................................................  60
  Section 6.15   Sale and Leaseback.........................................  60
  Section 6.16   Amendments to Note Purchase Agreement......................  60

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES..................................  60

  Section 7.1   Events of Default...........................................  60
  Section 7.2   Remedies....................................................  63

ARTICLE VIII THE ADMINISTRATIVE AGENT.......................................  63

ARTICLE IX MISCELLANEOUS....................................................  66

  Section 9.1   Notices.....................................................  66
  Section 9.2   Waivers; Amendments.........................................  67
  Section 9.3   Expenses; Indemnity; Damage Waiver..........................  68
  Section 9.4   Successors and Assigns......................................  70
  Section 9.5   Survival....................................................  73
  Section 9.6   Counterparts; Integration; Effectiveness....................  73
  Section 9.7   Severability................................................  74
  Section 9.8   Right of Setoff.............................................  74
  Section 9.9   Governing Law; Jurisdiction; Consent to Service of Process..  74
  Section 9.10  WAIVER OF JURY TRIAL........................................  75
  Section 9.11  Headings....................................................  75
  Section 9.12  Confidentiality.............................................  75
  Section 9.13  Interest Rate Limitation....................................  76
  Section 9.14  FINAL AGREEMENT OF THE PARTIES..............................  77
  Section 9.15  Limited Liability...........................................  77

ARTICLE X GUARANTY..........................................................  77

  Section 10.1  Guaranty....................................................  77
  Section 10.2  Continuing Guaranty.........................................  78
  Section 10.3  Effect of Debtor Relief Laws................................  79
  Section 10.4  Partial Waiver of Subrogation...............................  80
  Section 10.5  Subordination...............................................  80
  Section 10.6  Waiver......................................................  80
  Section 10.7  Full Force and Effect.......................................  81
  Section 10.8  Termination of Guaranty.....................................  81

SCHEDULES:

Schedule 2.1      Commitments
Schedule 3.5(b)   Leases
Schedule 3.5(d)   Location of Business/Chief Executive Office
Schedule 3.6      Disclosed Matters
Schedule 3.15     Subsidiaries
Schedule 6.1      Existing Indebtedness
Schedule 6.4      Existing Investments

Schedule 6.7     Existing Restrictions

EXHIBITS:

Exhibit 1.1A     Form of Assignment and Acceptance
Exhibit 1.1B     Form of Note
Exhibit 5.9      Form of Joinder Agreement
Exhibit 6.11     Form of Acquisition Information Worksheet

                     AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT dated as of August 31, 2001 (the "Effective Date"), among the Borrower, the Guarantors, the Lenders, Credit Lyonnais New York Branch and First Union National Bank, as syndication agents, Branch Banking & Trust Company, as documentation agent, and The Chase Manhattan Bank, as the Administrative Agent. All capitalized terms used in these preambles are defined in Article I below.
                         ---------

     The Borrower, certain Guarantors, certain Lenders and the Administrative Agent entered into the Prior Credit Agreement. The Borrower now requests that the Lenders amend and restate the Prior Credit Agreement and provide the Borrower with a credit facility pursuant to which the Lenders will commit to make Revolving Credit Loans in a principal amount of up to $200,000,000 outstanding at any time. The proceeds of the Revolving Credit Loans shall be used to finance working capital needs of the Borrower and its Subsidiaries and for their general corporate purposes, including permitted acquisitions.

     In connection therewith, the Administrative Agent has agreed to serve in such capacity for the Lenders and the Administrative Agent and the Lenders are agreeable to the Borrower's request, subject to the terms of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Borrower, the Administrative Agent and the Lenders agree to amend and restate the Prior Credit Agreement in its entirety as follows:

                                   ARTICLE I

                                  Definitions

     Section 1.1  Defined Terms. As used in this Agreement, the following terms
                  -------------
have the meanings specified below:

          "ABR" when used in reference to any Loan or Borrowing, refers to a
           ---
     Loan or Borrowing bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acceptance" means a New Bank Acceptance, in the form of Exhibit 1.1C
           ----------                                              ------------
     or any other form approved by the Administrative Agent, entered into by a Lender added hereto in accordance with Section 2.20 and accepted by the
                                            ------------
     Administrative Agent.

          "Acquisition" means any transaction, or any series of related
           -----------
     transactions, by which the Borrower or any of its Subsidiaries (a) acquires all or substantially all of the assets of any Qualified Company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires all of the securities of or outstanding ownership interests or control of any Qualified Company.

          "Acquisition Documents" means any and all purchase agreements, in each
           ---------------------
     case among the Borrower and any Qualified Company that is the subject of an Acquisition and/or the stockholders of such Qualified Company and all other conveyance documents, bills of sale and all other written agreements, documents, instruments and certificates now or hereafter executed and delivered by any Person required to be delivered to consummate any Acquisition and any and all amendments, supplements, and other modifications thereof, in each case other than from the Borrower or another Subsidiary.

          "Add-Back Adjustments" means the pro forma adjustments of the types
           --------------------
     referred to in 17 CFR 210.11-02(b)(6).

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
     for any Interest Period, the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means The Chase Manhattan Bank, a New York
           --------------------
     banking corporation, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
     in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
     that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement" means this agreement, as the same may be amended, amended
           ---------
     and restated, modified or supplemented from time to time.

          "Alternate Base Rate" means for any day, a rate per annum equal to the
           -------------------
     greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 0.5% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
     percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Margin" means, for any day during any period between two
           -----------------
     successive Financial Statement Delivery Dates commencing on the first Financial Statement Delivery Date in such period and ending on the day before the following Financial Statement Delivery Date, with respect to any ABR Loan, Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable margin per annum set forth in the appropriate column below under the caption "ABR Spread," "Eurodollar Spread" or "Commitment Fee Rate," as the case may be, for the ratio of Funded Debt to EBITDA for the fiscal period for which such financial statements were delivered as of the Financial Statement Delivery
     Date:

                                                      Eurodollar      Commitment
     Ratio of Funded Debt to EBITDA    ABR Spread       Spread         Fee Rate
                             ------    ----------       ------         --------
     *3.0 to 1.0                          1.75%          2.75%             .50%
     *2.5 to 1.0 but **3.0 to 1.0         1.50%          2.50%             .50%
     *2.0 to 1.0 but **2.5 to 1.0         1.25%          2.25%             .50%
     *1.5 to 1.0 but **2.0 to 1.0         1.00%          2.00%             .50%
     *1.0 to 1.0 but **1.5 to 1.0          .75%          1.75%            .375%
     *.5 to 1.0 but  **1.0 to 1.0          .50%          1.50%            .375%
     *.5 to 1.0                            .25%          1.25%            .250%

     * means greater than or equal to
     ** less than

          For purposes of the foregoing, (a) if sufficient information does not exist to calculate the Applicable Margin, or the Borrower has not delivered such information to the Administrative Agent in a timely manner, Eurodollar Loans shall not be available to the Borrower and the Applicable Margin for ABR Loans shall be 1.75% per annum and for the commitment fee shall be .50% per annum; and (b) if the Ratio of Funded Debt to EBITDA shall change upon delivery of any financial statement required under Section 5.1, such change
                                                        -----------
     in the Applicable Margin shall be effective as of the date on which any such financial statement is delivered, irrespective of whether it is in the middle of an Interest Period or when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.1(c) hereof or otherwise. Each change in the
                 --------------
     Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative
                            -----------
     Agent, in the form of Exhibit 1.1A or any other form approved by the
                           ------------
     Administrative Agent.

          "Availability Period" means the period from and including the
           -------------------
     Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Autoborrow Agreement" means the Autoborrow Service Agreement dated as
           --------------------
     of July 30, 1999, between the Borrower and the Swingline Lender.

          "Bankruptcy Code" means Title 11 of the United States Code, as amended
           ---------------
     and in effect from time to time.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
     the United States of America.

          "Borrower" means U.S. Concrete, Inc., a Delaware corporation.
           --------

          "Borrowing" means (a) Revolving Loans of the same Type, made,
           ---------
     converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, and (b) Swingline Loans.

          "Borrowing Request" means a request by the Borrower for a Revolving
           -----------------
     Borrowing in accordance with Section 2.3.
                                  -----------

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
     day on which commercial banks in Houston, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on
                                ------------
     which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" of any Person means the expenditures for any
           --------------------
     purchase or other acquisition of any asset (other than for any Acquisition) which are required to be classified and accounted for as a capital asset on a consolidated balance sheet of such Person under GAAP and the amount of such expenditures shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
     such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Certificate of Title" means any written instrument which may be
           --------------------
     issued solely by and under the authority of any jurisdiction for any vehicle which is required by such jurisdiction to be licensed or registered.

          "Change in Control" means (a) the failure of Vincent Foster to be
           -----------------
     Chairman of the Board of Directors of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
     (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the shareholders of the Borrower beneficially as shown on page 3 of the Proxy Statement and their Affiliates.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
     after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof having the effect of law by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by
                 ---------------
     such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class," when used in reference to any Loan or Borrowing, refers to
           -----
     whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
     to time.

          "Collateral" means all of the material assets of the Borrower and its
           ----------
     Subsidiaries, including, all accounts, inventory, vehicles, equipment (including rolling stock as described in Section 5.10 hereof), furniture, fixtures, general intangibles, capital stock of subsidiaries and all real property and leasehold estates (including improvements thereon) held by such Person.

          "Commitment" means (a) with respect to each Lender, the commitment of
           ----------
     such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (i) increased from time to time pursuant to Section 2.20(c), (ii) reduced from time to time pursuant
                      ---------------
     to Section 2.8 and/or (iii) reduced or increased from time to time pursuant
        -----------
     to assignments by or to such Lender pursuant to Section 9.4, and (b) with
                                                     -----------
     respect to the Swingline Lender, its commitment to make Swingline Loans. The initial amount of each Lender's Commitment is set forth (x) on Schedule
                                                                        --------
     2.1 under the caption "Initial Commitment," (y) in the Assignment and
     ---                    ------------------
     Acceptance pursuant to which such Lender shall have assumed its Commitment, or (z) in Section 1 of the Acceptance pursuant to which such Lender shall
               ---------
     have assumed its Commitment in accordance with Section 2.20 hereof, as
                                                    ------------
     applicable. As of the date hereof, the initial aggregate amount of the Lenders' total Commitments is $188,000,000.00, unless reduced pursuant to
     Section 2.4 or Section 2.8, or increased pursuant to Section 2.20.
     -----------    -----------                           ------------
     Notwithstanding the foregoing, the aggregate amount of the Lenders' total Commitments shall not exceed $200,000,000.

          "Commitment Increase Agreement" means a Commitment Increase Agreement
           -----------------------------
     entered into by a Lender in accordance with Section 2.20 and accepted by
                                                 ------------
     the Administrative Agent in the form of Exhibit 1.1D, or any other form
                                             ------------
     approved by the Administrative Agent.

          "Control" means the possession, directly or indirectly, of the power
           -------
     to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative
                 -----------       ----------
     thereto.

          "Default" means any event or condition which constitutes an Event of
           -------
     Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning specified in Section 2.12(c).
           ------------                               ---------------

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
     environmental matters disclosed in Schedule 3.6.
                                        ------------

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
     America.

          "EBITDA" means, determined for the most recently ended period of four
           ------
     full fiscal quarters of the Borrower, the sum of:

               (a) consolidated operating income of the Borrower before any deduction for federal, state and local income and franchise taxes, excluding any extraordinary gains or losses, plus (to the extent deducted in determining income for such period) the aggregate amount which was deducted for such period in determining such income for interest expense, depreciation expense and amortization expense; and

               (b) for each Qualified Company whose Acquisition by the Borrower occurs during the four quarters preceding the date as of which EBITDA is calculated and with respect to the period beginning four quarters prior to the calculation of EBITDA through the date of such Acquisition, the sum of the consolidated operating income of such Qualified Company before any deduction for federal, state and local income and franchise taxes, excluding any extraordinary gains or losses, plus the aggregate amount which was deducted for such period in determining such income for interest expense, depreciation expense and amortization expense, plus Add-Back Adjustments of such Qualified Company; provided, said pre-acquisition EBITDA of any Qualified Company shall be included in EBITDA only to the extent any such amount
          (i) is not included in subparagraph (a) above, (ii) if the statement
                                 ----------------
          of operations of such Qualified Company for its most recently ended fiscal year prior to its Acquisition (or, if that fiscal year is not a calendar year, for the most recently ended calendar year, at the option of the Borrower) has been audited by independent public accountants of recognized standing, is derived from that audited statement and from such Qualified Company's interim unaudited statement of operations prepared on the same basis as that audited statement for the period since the year covered in that audited statement and (iii) if not included in clause (ii) of this proviso, is
                                                 -----------
          (A) approved for inclusion in such calculation by the Required Lenders, or (B) not in excess of $2,000,000 in the aggregate for all such acquisitions during any rolling 12 month period.

     Following such time, if any, that the Note Purchase Agreement is amended to provide that all non-cash charges are added to and/or all non-cash gains are subtracted from the consolidated operating income of Borrower for purposes of defining EBITDA, all non-cash charges and all non-cash gains (to the extent deducted or added in determining income for such period), shall be added or subtracted, as applicable, to the consolidated operating income of Borrower for purposes of this definition, so long as the definition of EBITDA under the Note Purchase Agreement is not more restrictive than the definition of EBITDA hereunder.

          "Effective Date" shall have the meaning in the preamble hereto.
           --------------

          "Environmental Laws" means all final laws, rules, regulations, codes,
           ------------------
     ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters to the extent binding on the Borrower and its Subsidiaries and their properties.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
     (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials in a manner that results in damage to the environment, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
     incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
     Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event," as defined in Section
           -----------
     4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
     Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar," when used in reference to any Loan or Borrowing, refers
           ----------
     to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------                                           -------
     VII.
     ---

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
     Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any
                                                          ---------------
     withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that
                                     ---------------
     such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
     Section 2.16(a).
     ---------------

          "Federal Funds Effective Rate" means (a) for the first day of an ABR
           ----------------------------
     Borrowing or Swingline Loan, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Administrative Agent, at approximately the time the Borrower request such Borrowing or Swingline Loan, for dollar deposits in immediately available funds, for a period and in an amount, comparable to the principal amount of such ABR Borrowing or Swingline Loan, as the case may be, and (b) for each other day of such ABR Borrowing or Swingline Loan thereafter, or for any other amount hereunder which bears interest at the Alternate Base Rate, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Administrative Agent, at approximately 2:00 p.m. New York City time on such day for dollar deposits in immediately available funds, for a period and in an amount, comparable to the principal amount of such ABR Borrowing, Swingline Loan or other amount, as the case may be; in the case of both clauses (a) and (b), as determined by the Administrative Agent and rounded
     -----------     ---
     upwards, if necessary, to the nearest 1/100 of 1%.

          "Financial Officer" means the chief executive officer or the chief
           -----------------
     financial officer of the Borrower.

          "Financial Statement Delivery Date" means the earlier of the date on
           ---------------------------------
     which the financial statements of the Borrower are delivered or are required to be delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(a) or Section 5.1(b), as the case may be.
                 --------------    --------------

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
     a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Funded Debt" means, as to any Person on a consolidated basis, all
           -----------
     Indebtedness for borrowed money (without duplication of any related guarantees) evidenced by a note, agreement, debenture, bond or similar writing and requiring periodic payments of interest and/or principal, Capitalized Lease Obligations, the aggregate LC Exposure and Indebtedness evidenced by any Guaranty of Indebtedness.

          "GAAP" means generally accepted accounting principles in the United
           ----
     States of America as in effect from time to time.

          "Governmental Authority" means the government of the United States of
           ----------------------
     America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guaranty" of or by any Person (the "guarantor") means any obligation,
           --------                            ---------
     contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                        ---------------
     indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantors" means the Persons on the signature pages hereto under the
           ----------
     caption "Guarantors" and any other Person that shall become a Guarantor hereunder pursuant to Section 5.9.
                           -----------

          "Guaranteed Obligations" has the meaning specified in Section 10.1
           ----------------------                               ------------
     hereof.

          "Hazardous Materials" means all explosive or radioactive substances or
           -------------------
     wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any foreign currency exchange agreement,
           -----------------
     commodity price protection agreement or other currency exchange rate or commodity price hedging arrangement.

          "Highest Lawful Rate" means as to any Lender, the maximum nonusurious
           -------------------
     rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by such Lender on the Loans or under the Loan Documents at any time or from time to time. If the maximum rate of interest which, under applicable law, any of the Lenders is permitted to charge the Borrower on its Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate applicable to such Loans shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrower or any other Person.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
     obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable and accrued liabilities incurred in the ordinary course of business), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued liabilities incurred in the ordinary course of business), (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guaranties by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of Letters of Credit, any other letters of credit, letters of guaranty supporting Indebtedness and the net amount under any Interest Rate Risk Indebtedness, any and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
     dated July 2001, relating to the Borrower and the Transactions.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
     or continue a Revolving Borrowing in accordance with Section 2.7.
                                                          -----------

          "Interest Payment Date" means (a) with respect to any ABR Loan
           ---------------------
     (including any Swingline Loan), the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means with respect to any Eurodollar Borrowing, the
           ---------------
     period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding

     Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Interest Rate Risk Agreement" means the program, and all documents
           ----------------------------
     related thereto, for the hedging of interest rate risk provided for in any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by the Borrower with any Lender for the purpose of reducing its exposure to interest rate fluctuations and not for speculative purposes.

          "Interest Rate Risk Indebtedness" means all obligations and
           -------------------------------
     Indebtedness of the Borrower to one or more of the Lenders with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

          "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the
           ------------
     issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.5(i). The Issuing Bank may, in its discretion,
                    --------------
     arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such
                                           ------------
     Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Joinder Agreement" has the meaning specified in Section 5.9 hereof.
           -----------------                               -----------

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
     a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
     amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Leases" means those certain material lease agreements executed by any
           ------
     Person, as lessor, and the Borrower or any Subsidiary, as lessee (or any material lease agreement, sublease or other similar arrangement entered into by the Borrower or any Subsidiary after the Effective Date) under the terms of which the Borrower or any Subsidiary occupies or uses real property and any improvements located thereon in the ordinary course of its business.

          "Lenders" means the Persons listed on Schedule 2.1 and any other
           -------                              ------------
     Person that shall have become a party hereto pursuant to an Assignment and Acceptance or an amendment hereto, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or an amendment hereto. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.
      -------

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
     Agreement.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
     Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for
                       ---------
     such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
     trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Notes, the Autoborrow
           --------------
     Agreement, the Security Documents, any Interest Rate Risk Agreement with any of the Lenders, any applications or requests for Letters of Credit hereunder and all documents related thereto.

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
     to this Agreement.

          "Maintenance Capital Expenditure" of any Person means the actual
           -------------------------------
     depreciation expense required to be classified and accounted for as depreciation expense on a consolidated income statement of such Person under GAAP.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, assets, operations, prospects, or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and its Subsidiaries taken as a whole, to perform any of its obligations under this Agreement or (c) the material rights of or benefits available to the Lenders under this Agreement to enforce collection of the Obligations.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
     Letters of Credit), or obligations in respect of one or more Hedging Agreements or Interest Rate Risk Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $3,000,000 outstanding. For purposes of determining Material Indebtedness, the "principal amount" of the
                                             ----------------
     obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means May 28, 2004 unless accelerated pursuant to
           -------------
     Section 7.2 hereof.
     -----------

          "Maximum Guaranteed Amount" means the maximum amount which any
           -------------------------
     Subsidiary could pay or agree to pay under its Guaranty of the Obligations contained in Article X hereof without having such agreement or payment set
                  ---------
     aside as a fraudulent transfer or similar action under the Bankruptcy Code Title II (United States Code) or applicable state or foreign law.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
     4001(a)(3) of ERISA.

          "Note" means the promissory note executed by the Borrower payable to
           ----
     each Lender in the amount of such Lender's Commitment, each substantially in the form of Exhibit 1.1B hereto.
                    ------------

          "Note Purchase Agreement" means that certain Note Purchase Agreement
           -----------------------
     dated as of November 10, 2000 by and between Borrower and the purchasers named therein for the purchase of $95,000,000 of 12.00% Senior Subordinated Notes Due November 10, 2010.

          "Obligations" means all obligations of the Borrower and each of its
           -----------
     Subsidiaries hereunder (including the obligations of each Subsidiary under the Guaranty in Article X hereof) and under each of the other Loan
                     ---------
     Documents for the payment of money the performance of any action or any other type of obligation.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
     defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:
           ----------------------

               (a) Liens imposed by law for taxes that are not yet due or are being contested or otherwise exist in compliance with Section 5.4;
                                                                -----------

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business or are being contested or otherwise exist in compliance with Section 5.4;
                             -----------

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(k); and
                                               --------------

               (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any Indebtedness and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and its Subsidiaries, taken as a whole, including all of such as disclosures in the preliminary title reports or policies delivered pursuant to Section 5.10(b) hereof;
                      ---------------

     provided that the term "Permitted Encumbrances" shall not include any Lien
                             ----------------------
     securing Indebtedness.

          "Permitted Investments" means:
           ---------------------

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; and

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.

               (d) accounts receivable and payroll advances in the ordinary course of business;

               (e) other advances and loans to officers and employees of the Borrower or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $1,250,000 at any one time outstanding;

               (f) Interest Rate Risk Indebtedness with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; and

               (g) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation and performance and other similar deposits in the ordinary course of business.

          "Permitted Liens" means, collectively, Permitted Encumbrances and
           ---------------
     Liens permitted under Section 6.2 of this Agreement.
                           -----------

          "Person" means any natural person, corporation, limited liability
           ------
     company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
     Multiemployer Plan) subject to the provisions of Title IV of ERISA or
     Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pledge Agreement" means that certain Amended and Restated Pledge
           ----------------
     Agreement dated February 9, 2000 executed by the Borrower and its Subsidiaries from time to time parties thereto to the Administrative Agent for the benefit of itself and the Lenders pledging the shares of stock of each of the Subsidiaries as security for the Obligations.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
     from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Prior Credit Agreement" means that certain Credit Agreement among the
           ----------------------
     Borrower, certain Guarantors, certain Lenders party thereto and the Administrative Agent dated May 28, 1999, as amended by that certain First Amendment to Credit Agreement dated June 30, 1999, that certain Second Amendment to Credit Agreement dated July 31, 1999, that certain Third Amendment to Credit Agreement dated August 31, 1999 and that certain Fourth Amendment to Credit Agreement dated December 6, 1999, as such Credit Agreement was amended and restated by that certain Amended and Restated Credit Agreement among the Borrower, certain Guarantors, certain Lenders party thereto and the Administrative Agent dated February 9, 2000, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated July 7, 2000, that certain Second Amendment to Amended and Restated Credit Agreement dated September 30, 2000, and that certain Third Amendment to Amended and Restated Credit Agreement dated March 31, 2001.

          "Proxy Statement" means that certain Proxy Statement of the Borrower
           ---------------
     dated April 19, 2001 for the 2001 stockholders' meeting of the Borrower.

          "Qualified Company" means any provider of ready-mixed concrete,
           -----------------
     concrete products or related products and services to the construction industry in major markets in the United States.

          "Ratification of Collateral Documents" means that certain Ratification
           ------------------------------------
     of Collateral Documents dated of even date herewith whereby the Borrower and Guarantors ratify the liens created by the Security Agreements and Pledge Agreements.

          "Register" has the meaning set forth in Section 9.4.
           --------                               -----------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
     Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Commitments
           ----------------
     representing at least 66 2/3% of the sum of the total Commitments at such time.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
     in cash, securities or other property, except distributions payable in capital stock) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary (other than distributions to the Borrower or any Subsidiary), any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower, any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any voluntary prepayment, purchase, redemption, retirement or acquisition of any debt of the Borrower subordinated to the Obligations which is made at the option of the Borrower.

          "Revolving Credit Exposure" means, with respect to any Lender at any
           -------------------------
     time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "Revolving Loan" means a Loan made pursuant to Section 2.3.
           --------------                                -----------

          "Security Agreements" means (a) that certain Amended and Restated
           -------------------
     Security Agreement dated as of February 9, 2000 executed by each of the Borrower and its Subsidiaries to the Administrative Agent for the benefit of itself and the Lenders, as ratified by that certain Ratification of Collateral Documents of even date herewith, and (b) that certain Collateral Assignment of Partnership Interests dated as of February 9, 2000 executed by USC GP, Inc. and USC LP, Inc. to the Administrative Agent for the benefit of itself and the Lenders, as ratified by that certain Ratification of Collateral Documents of even date herewith.

          "Security Documents" means the guaranty of each of the Guarantors
           ------------------
     contained in Article X hereof, together with any guaranty delivered
                  ---------
     pursuant to Section 5.9 hereof, Pledge Agreement, the Security Agreements,
                 -----------
     each Joinder Agreement and any and all those security agreements, pledge agreements, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, guaranty agreements, landlord's consents, estoppels, assignments, UCC financing statements and all similar documents executed by any Person in connection herewith including those listed in Section 4.1(c)
                                                                 --------------
     hereof, together with any agreements delivered pursuant to Section 5.9 or
                                                                -----------
     Section 5.10 hereof, granting to the Administrative Agent for the benefit
     ------------
     of the Lenders a first Lien and security interest in substantially all of the Collateral of the Borrower and its Subsidiaries as security for the Obligations, subject to Permitted Liens.

          "Significant Subsidiary" means any Subsidiary, the net book value of
           ----------------------
     whose assets are equal to or greater than 5% of the consolidated net book value of the assets of the Borrower and its consolidated subsidiaries or whose gross revenues are equal to or greater than 5% of the consolidated revenues of the Borrower and its consolidated Subsidiaries, in each case, measured by the most recent financial statements delivered under Section
                                                                      -------
     5.1(a) or Section 5.1(b) at the time of determination.
     ------    --------------

          "Statutory Reserve Rate" means a fraction (expressed as a decimal),
           ----------------------
     the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Debt" has the meaning given in Section 6.1(g) hereof.
           -----------------                           --------------

          "subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
     date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

          "Subsidiary" means any direct or indirect subsidiary of the Borrower.
           ----------

          "Swingline Exposure" means, at any time, the aggregate principal
           ------------------
     amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means Bank of America, N.A., in its capacity as
           ----------------
     lender of Swingline Loans hereunder or such other Person designated as Swingline Lender hereunder.

          "Swingline Loan" means a Loan made pursuant to Section 2.4.
           --------------                                -----------

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
     duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by the
           ------------
     Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type," when used in reference to any Loan or Borrowing, refers to
           ----
     whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
     result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.2  Classification of Loans and Borrowings.  For purposes of this
                  --------------------------------------
Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving
                                                                      ---------
Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a
----                        ---------------
"Eurodollar Revolving Loan"). Borrowings also may be classified and referred to
 -------------------------
by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar
                   -------------------                        ----------
Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").
---------                                  ------------------------------

     Section 1.3  Terms Generally. The definitions of terms herein shall apply
                  ---------------
equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     Section 1.4  Accounting Terms; GAAP.  Except as otherwise expressly
                  ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the

Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                  ARTICLE II

                                  The Credits
                                  -----------

     Section 2.1  Revolving Commitments.  Subject to the terms and conditions
                  ---------------------
set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

     Section 2.2  Revolving Loans and Borrowings.
                  ------------------------------

           (a) Each Revolving Loan shall be made as part of a borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

           (b)    Subject to Section 2.13, each Revolving Borrowing shall be
                            ------------
     comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

           (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, unless such Borrowing represents a Borrowing of all of the unused Commitment. At the time that each ABR Revolving Borrowing is made (other than Swingline Borrowings), such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section
                                                                        -------
     2.5(e).  At any time when the Autoborrow Agreement is in effect, the
     ------
     provisions thereof shall govern the advancing of a Swingline Borrowing. At any time when the Autoborrow Agreement is not in effect, each Swingline Borrowing shall be in an amount not less than $50,000 and integral multiples of $10,000 in excess thereof. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurodollar Revolving Borrowings outstanding.

           (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     Section 2.3  Requests for Revolving Borrowings.   To request a Revolving
                  ---------------------------------
Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone

           (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston, Texas time, three Business Days before the date of the proposed Borrowing or

           (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Houston, Texas time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section
                                                                        -------
     2.2:
     ---

                  (i)    the aggregate amount of the requested Borrowing;

                  (ii)   the date of such Borrowing, which shall be a Business
           Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";
                                                       ---------------

                  (v) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of
           Section 2.5; and
           -----------

                  (vi) the aggregate Revolving Credit Exposure of the Lenders after giving effect to such requested Borrowing.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     Section 2.4  Swingline Loans.
                  ---------------

            (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period on same-day notice, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) At any time when the Autoborrow Agreement is in effect, the provisions thereof shall govern the advancing of a Swingline Loan. At any time when the Autoborrow Agreement is not in effect, the provisions of this
     Section 2.4(b) shall govern the request for and the advance of a Swingline
     --------------
     Loan. To request a Swingline Loan, the Borrower shall notify the Swingline Lender (with a copy of such notification to the Administrative Agent) of such request not later than 12:00 noon, Houston, Texas time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.5(e), by remittance to the Issuing
                                 --------------
     Bank) by 3:00 p.m., Houston, Texas time, on the requested date of such Swingline Loan.

            (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Houston, Texas time, on any Business Day following an Event of Default including the failure of Borrower to pay any principal, interest, fees or other amounts with respect to a Swingline Loan at the time required by this Agreement, require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to promptly pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transferring immediately available funds, in the same manner as provided in
     Section 2.6 with respect to Loans made by such Lender (and Section 2.6
     -----------                                                -----------
     shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the

     Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Promptly after receipt, the Swingline Lender shall remit to the Administrative Agent any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

     Section 2.5  Letters of Credit.
                  -----------------

            (a)   General.  Subject to the terms and conditions set forth
                  -------
     herein, the Borrower may request a portion of the Revolving Credit Facility not in excess of $20,000,000 be made available for the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b)   Notice of Issuance, Amendment, Renewal, Extension; Certain
                  ----------------------------------------------------------
     Conditions. To request the issuance of a Letter of Credit (or the
     ----------
     amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.5(c)), the amount of such Letter
                                     --------------
     of Credit (which shall be denominated in U.S. dollars), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (and any substantially contemporaneous amendment, reduction or release of any LC Exposure) (i) the LC Exposure shall not exceed $20,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Commitments. The Issuing Bank will confirm to the

     Administrative Agent the issuance of any Letter of Credit and, if requested by the Administrative Agent or any Lender, will provide a copy of any Letter of Credit issued, renewed or extended hereunder. The Administrative Agent will promptly notify each Lender of the issuance, amendment or extension of any Letter of Credit. The terms of payment of any Letter of Credit shall be at sight.

            (c)   Expiration Date.  Each Letter of Credit shall expire at or
                  ---------------
     prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date.

            (d)   Participations.  By the issuance of a Letter of Credit (or an
                  --------------
     amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in
     Section 2.5(e), or of any reimbursement payment required to be refunded to
     --------------
     the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e)   Reimbursement.  If the Issuing Bank shall make any LC
                  -------------
     Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.6 with
                                                              -----------
     respect to Loans made by such Lender (and Section 2.6 shall apply, mutatis
                                               -----------
     mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f)   Obligations Absolute.  The Borrower's obligation to reimburse
                  --------------------
     LC Disbursements as provided in Section 2.5(e) shall be absolute,
                                     --------------
     unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder other than any matter arising out of the gross negligence or willful misconduct of the Issuing Bank, the Administrative Agent or any of their employees, officers, agents, successors and assigns. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, acting in good faith, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. Any standby Letter of Credit issued hereunder shall be subject to the International Standby Practices (ISP 98) as it may be amended, restated or revised from time to time (as used in this Section, the "ISP"), or the UCP (as defined below)
                                         ---
     and all documentary (commercial) Letters of Credit issued hereunder shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, as it may be amended, restated or revised from time to time (as used in this Section, the "UCP") and, all Letters of Credit to the extent not
                   ---
     inconsistent therewith, shall be subject to the Uniform Commercial Code of the State of Texas. The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the ISP or the UCP, as applicable, shall not result in any liability of the Issuing Bank to the Borrower.

            (g)   Disbursement Procedures.  The Issuing Bank shall, promptly
                  -----------------------
     following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

            (h)   Interim Interest.  If the Issuing Bank shall make any LC
                  ----------------
     Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.5(e), then
                                                         --------------
     Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph
     ---------------
     shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.5(e)
                                                                --------------
     to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i)   Replacement of the Issuing Bank.  The Issuing Bank may be
                  -------------------------------
     replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and
                                                      ---------------
     after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to
                                             ------------
     refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j)   Cash Collateralization.  If any Event of Default shall occur
                  ----------------------
     and be continuing, on the Business Day that the Borrower receives written notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.1(h) or Section 7.1(i). Such deposit shall
                           --------------    --------------
     be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, (i) such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or (ii) any amount of such cash collateral in excess of the unpaid Obligations shall be returned to the Borrower upon the Borrower's written request.

     Section 2.6  Funding of Borrowings.
                  ---------------------

            (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:30 p.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section
                                                                         -------
     2.4. The Administrative Agent will make such Loans available to the
     ---
     Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas or other location as designated by the Borrower in the applicable Borrowing Request.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative

     Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6(a) and may, in reliance upon such
                             --------------
     assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate requested by the Borrower to be applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     Section 2.7  Interest Elections.
                  ------------------

            (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

            (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the
                                                           -----------
     Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:
                                                          -----------

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.7(c)(iii) and Section 2.7(c)(iv)
                                  -------------------     ------------------
            below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."
           ---------------

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing, then, so long as a Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.8  Termination and Reduction of Commitments.
             ----------------------------------------

     (a) Unless previously terminated, the Commitments for the Revolving Loans and the Swingline Loans shall terminate on the Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the LC Exposure plus the aggregate principal
     ------------
amount of outstanding Loans would exceed the total Commitments.

     (c) The Borrower shall notify the Administrative Agent of its exercise of any election to terminate or reduce the Commitments under Section 2.8(b) at
                                                          --------------
least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other circumstances, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. In the event of any termination, the Administrative Agent and the Lenders agree to use their best efforts to execute releases or assignments of Liens, and take other reasonable actions as may be reasonably requested by the Borrower at the expense of the Borrower. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.9  Repayment of Loans; Evidence of Debt.
             ------------------------------------

     (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Maturity Date.

     (b)  Intentionally deleted.

     (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (e)  The entries made in the accounts maintained pursuant to Section 2.9(b)
                                                                  --------------
or Section 2.9(c) shall be prima facie evidence of the existence and amounts of
   --------------
the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (f) The Loans made by each Lender shall be evidenced by a Note payable to said Lender.

Section 2.10  Prepayment of Loans.

     (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.10(b).
     ---------------

     (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan at any time when the Autoborrow Agreement is not in effect, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., Houston, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Houston, Texas time, one Business Day before the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan at any time when the Autoborrow Agreement is not in effect, not later than 12:00 noon, Houston, Texas time, on the date of prepayment. At any time when the Autoborrow Agreement is in effect, the provisions thereof shall govern the prepayment of a Swingline Loan. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment
                                   -----------
may be revoked if such notice of termination is revoked in accordance with
Section 2.8. Promptly following receipt of any such notice relating to a
-----------
Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.2. Each prepayment of a
                                          -----------
Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
                   ------------

Section 2.11  Fees.
              ----

     (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the then Applicable Margin shown under the column for "Commitment Fee Rate" in the definition of Applicable Margin on the daily average Commitment of each Lender less the Revolving Credit Exposure for such Lender during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates, provided, for purposes of this Section 2.11(a) only, but for no
                                           ---------------
other purpose, Revolving Credit Exposure shall not include any Lender's Swingline Exposure. Accrued and unpaid commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any unpaid commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to each Letter of Credit issued hereunder equal to the greater of (A) the then Applicable Margin shown under the column captioned "Eurodollar" spread in the definition of Applicable Margin, multiplied by the face amount of each Letter of Credit or (B) $500, and
(ii) to the Issuing Bank a fronting fee, equal to .25% per annum multiplied times the face amount of such Letter of

Credit, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to J. P. Morgan Securities Inc., for its own account, and the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of letter of credit related fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders pro rata in accordance with their respective Commitments. Fees paid shall not be refundable under any circumstances.

Section 2.12  Interest.
              --------

     (a)  The Loans comprising each ABR Borrowing (excluding each Swingline
Loan) shall bear interest at a rate per annum equal to the lesser of: (y) the Alternate Base Rate plus the Applicable Margin and (z) the Highest Lawful Rate.

          (i) Each Swingline Loan shall bear interest at a rate per annum equal to the lesser of (y) the Alternate Base Rate plus the Applicable Margin for ABR Loans less the applicable Commitment Fee Rate and (z) the Highest Lawful Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the lesser of: (i) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) the Highest Lawful Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest payable on demand, after as well as before judgment, at a rate per annum equal to the lesser of: (i)(x) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in Section 2.12(a) (such increased rate per annum in (x) or (y)
               ---------------
being, the "Default Rate") and (ii) the Highest Lawful Rate.
            ------------

          (d) Accrued and unpaid interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans and Swingline Loans, upon termination of the Commitments; provided that (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a repayment of a Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued and unpaid interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be prima facie evidence of the correctness thereof.

     Section 2.13  Alternate Rate of Interest.  If prior to the commencement of
                   --------------------------
any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent reasonably determines (which determination shall be prima facie evidence of the correctness thereof) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that they have reasonably determined in good faith that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

          (c) any Lender advises the Administrative Agent of any Change in Law or that the interpretation thereof by any Governmental Authority shall make it unlawful for such Lender to make or maintain any Eurodollar Borrowing or Eurodollar Loan or to give effect to its obligations as contemplated hereby.

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent agrees to give promptly after a reasonable basis therefor exists), (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective; (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) with respect to Section 2.13(c) above,
                                        ---------------
require that all outstanding Eurodollar Loans made by such Lender be converted to ABR Loans, in which event all such Eurodollar Loans of such Lender shall be automatically converted to ABR Loans as of the effective date of such notice.

     Section 2.14  Increased Costs.
                   ---------------

             (a)   If any Change in Law shall:

                   (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                   (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

     and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as, in the reasonable judgment of the affected Lender, will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

             (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts reasonably determined by such Lender as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

             (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified Section
                                                                   -------
     2.14(a) or Section 2.14(b) shall be delivered to the Borrower and shall be
     -------    ---------------
     prima facie evidence of the correctness thereof.

     The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     Section 2.15  Break Funding Payments. In the event of (a) the payment of
                   ----------------------
any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b)
                                                               ---------------
and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such
                                                ------------
event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be prima facie evidence of the correctness thereof. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     Section 2.16  Taxes.
                   -----

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent,

     Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within fifteen (15) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, prima facie evidence of the correctness thereof.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     Section 2.17   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
               -----------------------------------------------------------

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or
                                                ------------  ------------
     Section 2.16, or otherwise) prior to 12:00 noon, Houston, Texas time, on
     ------------
     the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the recipient, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All other such payments shall be made to the Administrative Agent at its offices at 712 Main St., Houston, Texas 77002, except payment to be made directly to the Issuing Bank or

     Swingline Lenders as expressly provided herein or in any other Loan Document, and except that payments pursuant to under Section 2.14, Section
                                                          ------------  -------
     2.15, Section 2.16 and Section 9.3 shall be made directly to the Persons
     ----  ------------     -----------
     entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise, after the occurrence and during the continuance of an Event of Default, against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(d) or Section 2.5(e), Section 2.6(b) or
                            --------------    --------------  --------------
     Section 2.17(d), then the Administrative Agent may, in its discretion
     ---------------
     (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     Section 2.18 Mitigation Obligations; Replacement of Lenders.
                  ----------------------------------------------

          (a)     If any Lender requests compensation under Section 2.14, or if
                                                            ------------
     the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section
                                                                      -------
     2.16, then such Lender shall, following a request by Borrower, use
     ----
     reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the
                                           ------------    ------------
     case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)     If any Lender requests compensation under Section 2.14, or if
                                                            ------------
     the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section
                                                                      -------
     2.16, or if any Lender defaults in its obligation to fund Loans hereunder,
     ----
     then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and
                               -----------
     obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14
                                                                   ------------
     or payments required to be made pursuant to Section 2.16, such assignment
                                                 ------------
     will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     Section 2.19 Effect of Increased Costs. The provisions of Section 2.5,
                  -------------------------                    -----------
Section 2.14, Section 2.15, Section 2.16, Section 2.17 and Section 2.18 shall be
------------  ------------  ------------  ------------     ------------
interpreted in the broadest possible terms to include any increased costs, payments or reduced income for any reason, including but specifically not by way of limitation, due to taxes, capital adequacy provisions, reserve requirements, withholding obligations, costs due to the payment of any sums on a date other than the regularly scheduled date or for any other reason. The Borrower does hereby indemnify and hold harmless the Administrative Agent and each Lender for all such costs and does hereby agree to pay same or cover the Administrative Agent's or any Lender's expenses or losses in regard to same. The Borrower shall pay such sums to the Administrative Agent or to any Lender as are necessary to mitigate all such items. This obligation is in addition to all other Obligations of the Borrower hereunder.

     Section 2.20 Increase of Commitments.
                  -----------------------

          (a) At any time after the date hereof, provided that no Event of Default shall have occur red and be continuing, the Borrower may request an increase of the aggregate Commitments by notice to the Administrative Agent in writing of the amount of such proposed increase (such notice, a "Commitment Increase Notice"). Any such Commitment Increase Notice must
      --------------------------
     offer each Lender the opportunity to subscribe for its pro rata share of the increased Commitments. If any portion of the increased Commitments is not subscribed for by the Lenders within five (5) Business Days following Borrower's delivery of the Commitment Increase Notice to such Lender, the Borrower may, in its sole discretion, but with the consent of the Administrative Agent and the Issuing Bank as to any Person that is not at such time a Lender (which consent shall not be unreasonably withheld or delayed), offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to acquire such unsubscribed portion of the increased Commitments pursuant to Section 2.20(b) or Section
                                                      ---------------    -------
     2.20(c) below, as applicable, to increase the aggregate amount of
     -------
     Commitments to $200,000,000.00.

          (b) Any bank or financial institution (that is not a Lender or its Affiliate) that the Borrower selects to offer participation in the increased Commitments, and that elects to obtain a Commitment, shall execute an Acceptance with the Borrower and the Administrative Agent, whereupon such bank or financial institution (a "New Lender") shall become
                                                      ----------
     a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and this Agreement shall be deemed to be amended to add the New Lender as a Lender and the definition of Commitment in Section 1.1 hereof
                                                            -----------
     shall be deemed amended to add the name and Commitment of such New Lender, provided that the Commitment of any such New Lender shall be in an amount not less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent.

          (c) Any Lender that accepts an offer to it by the Borrower to increase its Commitment pursuant to this Section 2.20 shall, in each case,
                                              ------------
     execute a Commitment Increase Agreement with the Borrower and the Administrative Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and the definition of Commitment in Section 1.1
                                                                     -----------
     hereof shall be deemed to be amended to so increase the Commitment of such Lender.

          (d) Upon the effectiveness of an Acceptance, the applicable New Lender, or the effectiveness of a Commitment Increase Agreement, the applicable Lender, as the case may be (the "Re-Allocation Date"), will
                                                 ------------------
     acquire LC Exposure described under clause (b) of the definition of LC Exposure in an amount equal to the percentage of all such outstanding LC Exposure that such Person's increase in Commitments occurring on the Re-Allocation Date bears to all Commitments in effect on the Re-Allocation Date, and each other Lender shall be deemed to sell to such New Lender or Lender, as the case may be, its pro rata share of such LC Exposure acquired by such Person. After the effectiveness of an Acceptance or Commitment Increase Agreement, all Loans (including conversions or rollovers of Loans) made by each Lender, and LC Exposure purchased by each Lender, shall be pro rata to each Lender based on its respective Commitments in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Eurodollar Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Eurodollar Loans on the last day of the Interest Period applicable thereto and the making of new Eurodollar Loans pro rata based on the respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Reference Rated Loans, the Borrower shall make prepayments thereof and borrowings of ABR Loans so that, after giving effect thereto, the ABR Loans outstanding are held pro rata based on their respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans, such Eurodollar Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Loans will be paid thereon to the respective Lenders holding such Eurodollar Loans pro rata based on the respective principal amounts thereof outstanding.

          (e)  Notwithstanding anything to the contrary in this Section 2.20,
                                                                ------------
     (i) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and (ii) after giving effect to any increase in the Commitments pursuant to this Section 2.20, the
                                                      ------------
     aggregate amount of the Commitments shall not exceed $200,000,000.00.

          (f) The Borrower shall execute and deliver (i) to each new bank or other financial institution becoming a Lender, a Note, and (ii) to any Lender electing to increase its Commitment, a replacement Note reflecting such increased Commitment.

                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

The Borrower for itself and each of its Subsidiaries, and each Subsidiary as to itself, represents and warrants to the Lenders that:

     Section 3.1  Organization; Powers.  Each of the Borrower and its
                  --------------------
Subsidiaries is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.2  Authorization; Enforceability.  Each of the Borrower and its
                  -----------------------------
Subsidiaries has the requisite power and authority to execute, deliver and perform its obligations hereunder and under the Loan Documents to which it is a party and all such action has been duly authorized by all necessary corporate and, if required, stockholder or other organizational action. The Loan Documents to which each such Person is a party have been duly executed and delivered by such Person and constitute a legal, valid and binding obligation of such Person, enforceable in accordance with the respective terms thereof, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     Section 3.3  Governmental Approvals; No Conflicts.  The Transactions
                  ------------------------------------

          (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect,

          (b) will not violate any applicable law or regulation including without limitations, ERISA or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority,

          (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and

          (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries other than Permitted Encumbrances and Liens granted pursuant to the Loan Documents.

     Section 3.4  Financial Condition; No Material Adverse Change.
                  -----------------------------------------------

          (a) The Borrower has heretofore furnished or, as applicable will furnish, to the Lenders

               (i) the unaudited, consolidated balance sheet and statement of operations, stockholder's equity and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ending June 30, 2001; and

               (ii) the audited, consolidated balance sheet, statement of operations, stockholder's equity and cash flows of the Borrower and its Subsidiaries for the year ending December 31, 2000.

     Such audited financial statements fairly present, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of December 31, 2000 and for the year then ended in accordance with GAAP. Such unaudited financial statements fairly present, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of June 30, 2001, and for the fiscal quarter then ended for which such financials were delivered in accordance with GAAP, subject to year-end audit adjustments and exclusion of detailed footnotes.

          (b) Since December 31, 2000, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     Section 3.5  Properties.
                  ----------

          (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject to no Liens except those in favor of the Administrative Agent and other Permitted Liens, and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b)  Schedule 3.5(b) describes all of the Leases (whether or not
               ---------------
     material) in effect as of the Effective Date (copies of each of which have been provided to the Administrative Agent), each of which to the knowledge of the Borrower and the Subsidiary that is a party thereto, (i) has been duly executed and delivered by and constitutes the legal, valid and binding obligation of, the Borrower or the Subsidiary, as the case may be, party thereto in accordance with its terms, except for creditors' rights and equitable principles, (ii) is in full force and effect and there is no default thereunder and (iii) has not been amended or modified, nor any provisions thereof waived, except, in each case, for matters affecting the enforceability, effectiveness, breaches or amendments and modifications which in the aggregate are not reasonably likely to result in a Material Adverse Effect.

          (c) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (d) The place of business or chief executive office of the Borrower and each Subsidiary is at the location shown on Schedule 3.5(d) or at such
                                                     ---------------
     other locations as disclosed to the Administrative Agent in writing after the date hereof. The federal employee identification number for the Borrower and each of its Subsidiaries is set forth on Schedule 3.5(d).
                                                           ---------------

     Section 3.6  Litigation and Environmental Matters.
                  ------------------------------------

          (a) There are no actions, suits, arbitrations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or any Subsidiary, threatened against or affecting the Borrower or any of its Subsidiaries

               (i) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or

               (ii) that involve this Agreement or the Borrower's payment Obligations hereunder.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries

               (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,

               (ii)  has become subject to any Environmental Liability,

               (iii) has received notice of any claim with respect to any Environmental Liability or

               (iv)  knows of any reasonable basis for any Environmental
          Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

     Section 3.7  Compliance with Laws and Agreements.  Each of the Borrower and
                  -----------------------------------
its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, and all material contracts that significantly impact the operations of the Borrower or its Subsidiaries in each case, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No default has occurred and is continuing hereunder or under any such other document.

     Section 3.8  Investment and Holding Company Status.  Neither the Borrower
                  -------------------------------------
nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     Section 3.9  Taxes.  Each of the Borrower and its Subsidiaries has timely
                  -----
filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.10  ERISA.  No ERISA Event has occurred or is reasonably expected
                   -----
to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

     Section 3.11  Disclosure.  Each of the Borrower and its Subsidiaries has
                   ----------
disclosed to the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other written reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender, taken as a whole, in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and the Administrative Agent and the Lenders acknowledge that such projections are not facts and that actual results will differ.

     Section 3.12  Intentionally deleted.

     Section 3.13  Solvency.  After giving effect to the Loans and the terms of
                   --------
this Agreement, the Borrower and each of its Subsidiaries, taken as a whole, have assets that exceed their liabilities, are able to pay their debts as they accrue and has reasonable capital to carry on their business.

     Section 3.14  Insurance.  Each of the Borrower and its Subsidiaries
                   ---------
maintains insurance of such types as is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation and engaged in the same or similar businesses and similarly situated, or self insurance programs, but in any event, with respect to improvements to real property and tangible personal property insuring the full replacement cost of such improvement and such tangible personal property, subject to standard and customary deductibles.

     Section 3.15  Subsidiaries.  Schedule 3.15 contains an accurate list of
                   ------------   -------------
all of the Subsidiaries of the Borrower as of the Effective Date setting forth their respective jurisdictions of organization and the percentage of their respective capital stock owned by the Borrower or any Subsidiary, and each of said Subsidiaries, other than USC LP, Inc. and Beall Investment Corporation, Inc. has executed this Agreement as a Guarantor. Such Subsidiaries, together with each of the Subsidiaries of the Borrower who have complied with the requirements of Section 5.9 hereof, are all of the Subsidiaries of the Borrower.
                -----------
All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

                                  ARTICLE IV

                                  Conditions
                                  ----------

     Section 4.1  Effective Date.  The obligations of the Lenders to make Loans
                  --------------
and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received the following (or such shall have been waived in accordance with Section 9.2),
                                                                 -----------
each in form and substance reasonably satisfactory to the Administrative Agent unless otherwise required:

             (a)  this Agreement executed by the Borrower;

             (b) one Note for each Lender, each executed by the Borrower and payable to the order of said Lender in the amount of its Commitment;

             (c) the Ratification of Collateral Documents executed by the parties thereto ratifying to the Administrative Agent and the Lenders the Security Agreements and the Pledge Agreements;

             (d) UCC-1 Financing Statements as reasonably requested by the Administrative Agent;

          (e) a certificate of an officer and of the secretary or an assistant secretary of the Borrower and each Guarantor certifying, inter alia, (i) the delivery to the Lenders of true and complete copies of each of the articles or certificate of incorporation, as amended and in effect, of such Person, the bylaws, as amended and in effect, of such Person and the resolutions adopted by the Board of Directors of such Person (A) authorizing the execution, delivery and performance by such Person of the Loan Documents to which it is or will be a party and, as to the Borrower, the Loans to be made hereunder, (B) approving the forms of the Loan Documents to which it is or will be a party and which will be delivered at or prior to the date of the initial Borrowing and (C) authorizing officers of such Person to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, any agreement contemplated by this Agreement and (ii) the incumbency and specimen signatures of the officers of such Person executing any documents on its behalf;

          (f) a signed enforceability opinion addressed to the Administrative Agent and the Lenders from Baker Botts L.L.P., counsel to the Borrower and its Subsidiaries and a signed opinion addressed to the Administrative Agent and the Lenders from the General Counsel of the Borrower, in each case, in form and substance satisfactory to the Administrative Agent and the Lenders and their counsel;

          (g) the payment to the Administrative Agent, J. P. Morgan Securities Inc. and the Lenders, as applicable, of all fees and expenses (other than the fees and disbursements of Andrews & Kurth L.L.P. pursuant to Section
                                                                      -------
     9.3, which will be paid within 30 days of the Closing) which payments may
     ---
     be made with proceeds of the initial Advance;

          (h) copies of certificates of appropriate public officials as to the existence and good standing of the Borrower and each material Subsidiary and a certificate of an appropriate official as to the qualification to do business as a foreign corporation of the Borrower and each material Guarantor in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect, each of such certificates to be dated no earlier than June 15, 2000;

          (i) certificates of insurance showing the Administrative Agent as loss payee or additional insured, as appropriate, and a schedule of existing insurance, in each case reasonably satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained pursuant to Section 5.5 hereof;
                               -----------
          (j) lien searches on the Borrower and its Subsidiaries in the jurisdictions requested by the Administrative Agent, together with waivers from the holders of any Liens (other than Permitted Liens) as reasonably requested by the Administrative Agent;

          (k) evidence that all governmental and third-party approvals or consents necessary, or in the discretion of the Administrative Agent, advisable in connection with the Transactions and the continuing operations of the Borrower and its Subsidiaries;

             (l) such other consents, approvals, opinions or documents as the Administrative Agent or the Lenders may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) on or prior to 2:00 p.m., Houston, Texas time, on the
            -----------
Effective Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     Section 4.2  Each Credit Event.  The effectiveness of this Agreement and
                  -----------------
the obligation of each Lenderand of the Issuing Bank to (including the Swingline Lender) to make a Loan on the occasion of any Borrowing which increases the aggregate principal amount of the Obligations, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

             (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties relate to a prior date or after prior notice to the Administrative Agent are untrue or incorrect as a result of transactions permitted by the Loan Documents.

             (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 4.2(a) and
                                                            --------------
Section 4.2(b).
--------------

                                   ARTICLE V

                            Affirmative Covenants
                            ---------------------

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower for itself and each of its Subsidiaries and each Subsidiary, for itself, covenants and agrees with the Lenders that:

     Section 5.1  Financial Statements; and Other Information.  The Borrower
                  -------------------------------------------
will furnish to the Administrative Agent and each Lender:

             (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related consolidated statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case (commencing with the financial statements for the 2001 fiscal year) in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial position and consolidated results of operations of the Borrower and its consolidated Subsidiaries in conformity with GAAP, and all to be prepared in accordance with GAAP consistently applied, except to the extent the Borrower's independent auditors concur with any such inconsistency;

          (b) within 45 days after the end of each fiscal quarter (excluding any quarter containing the Borrower's fiscal year end) of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case (commencing with financial statements for periods ending after June 30, 2001) in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the consolidated financial condition and consolidated results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, except for such changes with which the Borrower's independent auditors concur, subject to normal year-end audit adjustments and the absence of footnotes;

          (c)  concurrently with any delivery of financial statements under
     Section 5.1(a) or Section 5.1(b) above, a certificate of a Financial
     --------------    --------------
     Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
     Section 6.8, Section 6.9, Section 6.10 and Section 6.11 and (iii) stating
     -----------  -----------  ------------     ------------
     whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4
                                                                 -----------
     and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d)  concurrently with any delivery of financial statements under
     Section 5.1(a) above, a certificate of the accounting firm that reported on
     --------------
     such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly upon receipt thereof, a copy of any management letter or report submitted to the Borrower by its independent accountants in connection with any regular or special audit;

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental

     Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally;

             (g) as soon as available and in any event within sixty (60) days after the end of each fiscal year of the Borrower, the annual financial projections and budgets of the Borrower and its Subsidiaries;

             (h)  concurrently with the delivery of financial statements under
     Section 5.1(a) above, a summary of (i) all of the fee and leasehold
     --------------
     properties of the Borrower and its Subsidiaries, including ownership interest, location and whether such property is subject to a Lien in favor of the Administrative Agent, and (ii) all vehicles and rolling stock of the Borrower and its Subsidiaries, including description and serial number; and

             (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     Section 5.2  Notices of Material Events.  The Borrower will furnish to the
                  --------------------------
Administrative Agent and each Lender prompt written notice of the following:

             (a)  the occurrence of any Default;

             (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

             (c) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect; and

             (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     Section 5.3  Existence; Conduct of Business; Location.
                  ----------------------------------------

             (a) The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, unless the failure to so maintain would not reasonably be expected to have a Material Adverse Effect.

             (b) The Borrower will promptly notify the Administrative Agent of any change of the Borrower's or any Subsidiary's name, corporate structure, federal employer identification number, address of its principal place of business or chief executive office where such Person maintains its books and records.

     Section 5.4  Payment of Obligations.  The Borrower will, and will cause
                  ----------------------
each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.5  Maintenance of Properties; Insurance.
                  ------------------------------------

             (a) The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, force majeure and ordinary wear and tear excepted.

             (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (i) "all risk" insurance (at replacement cost) against loss or damage to all property of the Borrower and its Subsidiaries, (ii) commercial general liability insurance (including contractual liability, independent contractors, products liability and completed operations coverage, (iii) directors and officers liability insurance (iv) workers compensation/employers liability insurance (in amounts not less than minimum applicable statutory requirements), (v) automobile liability insurance, (vi) surety bond program, (vii) flood insurance for any real property constituting Collateral determined to be in a "special flood hazard area" as set forth by the Federal Emergency Management Agency and
     (viii) such other insurance of such types as is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and in each case with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation and engaged in the same or similar businesses and similarly situated, or self insurance programs reasonably satisfactory to the Administrative Agent in respect of employee health insurance programs only, but in any event, with respect to improvements to real property and tangible personal property insuring the full replacement cost of such improvements and the tangible personal property, subject to standard and customary deductibles. All insurance policies required pursuant to this Section 5.5 shall (i) name
                                                      -----------
     the Administrative Agent on behalf of the Lenders as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty (30) days' prior written notice to the Administrative Agent.

     Section 5.6  Books and Records; Inspection Rights; Audits.  The Borrower
                  --------------------------------------------
will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which shall, to the maximum extent possible, be kept in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested so long as the Borrower has an opportunity to have a representative participate or be present.

     Section 5.7  Compliance with Laws.  The Borrower will, and will cause each
                  --------------------
of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property including, without limitation, ERISA and all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.8  Use of Proceeds and Letters of Credit.  The proceeds of the
                  -------------------------------------
Loans will be used only for (a) subject to Section 6.11, the Acquisition of any
                                           ------------
Qualified Company and (b) for other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X. Letters of Credit will be issued only to support activities in connection with the uses permitted hereunder.

     Section 5.9  Subsidiaries.
                  ------------

             (a) The Borrower will, and will cause each of its Subsidiaries to, cause any Person becoming a Subsidiary, other than USC LP, Inc. and Beall Investment Corporation, Inc., and other than any Subsidiary which has less than Five Thousand and No/100 Dollars ($5,000) more than the statutory minimum capital requirements of the state in which such Subsidiary is organized, to become a Guarantor of the Obligations under this Agreement, the Notes and the other Loan Documents and grant to the Administrative Agent for the benefit of the Lenders a first priority Lien on all of such Subsidiary's material assets, subject to Permitted Liens. Each such Subsidiary shall, within ten (10) days of becoming a Subsidiary, execute and deliver to the Administrative Agent (i) together with the parent of such Subsidiary, a joinder agreement substantially in the form of Exhibit
                                                                       -------
     5.9 hereto (a "Joinder Agreement"), (ii) subject to Section 5.10, a deed of
     ---            -----------------                    ------------
     trust, mortgage, leasehold mortgage and/or other security agreement granting Liens on the fee and leasehold interests of such Subsidiary; provided that the Administrative Agent may waive, without the consent of any Lender, the requirement that security interests be granted on any leasehold interest if the underlying lease by its terms expressly prohibits such assignment, or if the Administrative Agent makes a good faith determination that a Lien on such leasehold interest is not required and
     (iii) UCC-1 financing statements to be filed in connection with such Liens.

             (b) The Borrower and each Subsidiary, other than USC LP, Inc. and Beall Investment Corporation, Inc., shall have pledged at all times 100% of such Person's ownership interest in any Subsidiary to the Administrative Agent for the benefit of the Lenders pursuant to the Pledge Agreement, a Joinder Agreement or other pledge or security agreement in form and substance reasonably satisfactory to the Administrative Agent.

     Section 5.10  Collateral.
                   ----------

             (a) The Borrower will, and will cause each of its Subsidiaries (other than USC LP, Inc. and Beall Investment Corporation, Inc.) to, for each vehicle with a gross vehicle weight in excess of 40,000 pounds, including all mixer trucks and aggregate delivery trucks, and which is less than seven (7) years old (as determined by the date on the Certificate of Title for such vehicle),

                  (i) within thirty (30) days of the effective date of an Acquisition, provide evidence satisfactory to the Administrative Agent that all Certificates of Title for each such vehicle owned by the Borrower or any such Subsidiary have been submitted to the appropriate state department of motor vehicles or other regulatory authority as appropriate for the jurisdiction of location of such vehicle for the purpose of having the Administrative Agent for the benefit of the Lenders recorded as lienholder on each of such Certificates of Title,

                  (ii) within thirty (30) days of the acquisition of any new vehicle, provide evidence satisfactory to the Administrative Agent that the Certificate of Title for such newly acquired vehicle shall have been submitted to the appropriate state department of motor vehicles or other regulatory authority as appropriate for the jurisdiction of location of such vehicle for the purpose of having the Administrative Agent for the benefit of the Lenders recorded as lienholder on each such Certificate of Title; and

                  (iii) within thirty (30) days of the submission of any Certificate of Title to the appropriate authority of recordation of the Lien, provide to the Administrative Agent a copy of each Certificate of Title reflecting the Administrative Agent as lienholder;

     provided, that in either case of (i) or (ii) above and so long as there is no Default or Event of Default, any Certificate of Title which evidences the Administrative Agent for the benefit of the Lenders as lienholder shall be returned to the Borrower.

             (b) Within thirty (30) days of the acquisition of any (i) fee interest in any real property or (ii) material leasehold interest in any real property used in the operation (as opposed to administration) of the business of the Borrower or any Subsidiary (other than USC LP, Inc. and Beall Investment Corporation, Inc.), the Borrower will, and will cause each of such Subsidiaries to, (w) execute in form and substance reasonably satisfactory to the Administrative Agent, a deed of trust or mortgage, as applicable, in respect of such fee interest and (x) use reasonably commercial efforts to execute in form and substance reasonably satisfactory to the Administrative Agent, a leasehold deed of trust or mortgage, as applicable, in each case granting a first priority perfected Lien on such property as collateral for the Obligations, subject only to Permitted Liens, (y) provide a preliminary title report in favor of the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent for any property on which a lien is granted pursuant to clause (w) or (x), and (z) for any property acquired
                            ----------    ---
     for which the Borrower or any such Subsidiary obtains an owner's policy of title insurance, provide a copy of such owner's policy. For purposes of this Section 5.10(b) and Section 5.10(c) below, a leasehold interest shall
          ---------------     ---------------
     be deemed material if the Borrower, in its good faith judgment, determines
     (1) that said leasehold provides a significant portion of the product supplied by the Borrower and its Subsidiaries in the geographic market in which said leasehold is located and (2) that the Borrower could not readily replace such leasehold with a comparable property on substantially similar terms and conditions.

             (c) The Borrower will, and will cause each of its Subsidiaries (other than USC LP, Inc. and Beall Investment Corporation, Inc.) to, use commercially reasonable efforts in negotiating any new material lease or the renewal or extension of any existing lease covering real property to provide in such lease that the interest of the lessee may be hypothecated without any further approval of the landlord.

     Section 5.11  Employee Agreements.  Upon request of the Administrative
                   -------------------
Agent, the Borrower and its Subsidiaries shall provide to the Administrative Agent copies of all material agreements relating to the employees of the Borrower and its Subsidiaries, including all collective bargaining agreements, employment contracts, non-compete agreements, employee savings, employee retirement and employee benefit plans. Upon request of the Administrative Agent, the Borrower will provide a list of (a) each employment agreement between the Borrower and each of its officers, (b) each employment agreement between any Subsidiary and the key employees of such Subsidiary (or its predecessor), (c) each union with which any Subsidiary of the Borrower has entered into a collective bargaining agreement, and (iv) each employee pension benefit plan (as defined in ERISA) sponsored by the Borrower or any Subsidiary.

     Section 5.12  Compliance With Leases.  The Borrower shall, and shall cause
                   ----------------------
each of its Subsidiaries to, perform and observe all covenants, agreements, terms, conditions and limitations applicable to such Person contained in any Lease and shall do all things necessary to keep unimpaired all of its rights thereunder and to prevent any default thereunder or any forfeiture or impairment thereof, except as to any nonperformance, nonobservance, default or forfeiture which would not reasonably be expected to result in a Material Adverse Effect.

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     Section 6.1  Indebtedness.  The Borrower will not, and will not permit any
                  ------------
Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness created hereunder;

          (b)  Indebtedness existing on the date hereof and set forth in
     Schedule 6.1 (other than Indebtedness described in Section 6.1(g)) and
     ------------                                       --------------
     extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (c) Indebtedness of the Borrower to any wholly-owned Subsidiary which is a Guarantor and of any Subsidiary which is a Guarantor to the Borrower or any other Subsidiary which is a Guarantor;

          (d) Indebtedness of the Borrower or any Subsidiary incurred to finance, or assumed in connection with, any Acquisition or the acquisition of other assets, including Capital Lease Obligations and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such Acquisition or acquisition, (ii) such Indebtedness was not incurred by such Person in contemplation of such Acquisition and (iii) the aggregate principal amount of Indebtedness permitted by Section 6.1(b) above and this Section 6.1(d)
                                  --------------                --------------
     shall not exceed the greater of (1) 5% of the consolidated tangible net worth of the Borrower or (2) $3,000,000 at any time outstanding;

          (e)  Interest Rate Risk Indebtedness;

          (f)  Indebtedness other than the Indebtedness described in (a) through
     (e) immediately above, provided that the aggregate amount of the Indebtedness described in this subsection (f) incurred by Borrower and its subsidiaries on a consolidated basis shall not exceed $5,000,000 at any time outstanding; and

          (g) Indebtedness under the Note Purchase Agreement and any related guarantees (the "Subordinated Debt").
                      -----------------

     Section 6.2  Liens.  The Borrower will not, and will not permit any
                  -----
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Permitted Encumbrances;

          (b) Any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness permitted in Section 6.1(b) or Section
                                                   --------------    -------
     6.1(d); provided that (i) such Lien shall not apply to any other property
     ------
     or asset other than accessions, improvements, upgrades and the proceeds thereof of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) Liens in favor of the Administrative Agent securing the Obligations;

          (d) Renewals and extensions of the above on similar terms and conditions.


     Section 6.3  Fundamental Changes.
                  -------------------

          (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving Person, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) the Borrower or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets (A) to the Borrower or to another Subsidiary (B) in the ordinary course of its business or (C) which are surplus, obsolete or no longer useful in the operation of its business and do not materially prejudice the Lenders in any way, and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     Section 6.4  Investments, Loans, Advances, Guarantees and Acquisitions.
                  ---------------------------------------------------------
The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee (other than to the extent permitted under Section 6.1) any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)  Permitted Investments;

          (b) investments by the Borrower and its Subsidiaries existing on the date hereof as set forth on Schedule 6.4, including investments in its
                                 ------------
     direct and indirect Subsidiaries;

          (c) equity investments by the Borrower or any Subsidiary in any Subsidiary and loans or advances made by the Borrower to any wholly-owned Subsidiary which is a Guarantor and made by any wholly-owned Subsidiary which is a Guarantor to the Borrower or any other Subsidiary which is a Guarantor;

          (d)  subject to the limitations contained in Section 6.11, investments
                                                       ------------
     in the stock, warrants, stock appreciation rights, other securities and/or other assets of Qualified Companies;

          (e)  guaranties of the Subordinated Debt described on Schedule 6.1;
                                                                ------------
     and

          (f) guarantees or obligations (not constituting Indebtedness) of the Borrower or the Subsidiaries entered into in the ordinary course of business.

     Section 6.5  Restricted Payments.  The Borrower will not, and will not
                  -------------------
permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) Subsidiaries may declare and pay dividends to the Borrower and other Subsidiaries and (b) the Borrower may redeem capital stock in an aggregate amount not to exceed $1,000,000.

     Section 6.6  Transactions with Affiliates.  The Borrower will not, and will
                  ----------------------------
not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except

          (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,

          (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate provided no transfer of assets may be made to Beall Investment Corporation, Inc., USC LP, Inc. or any Subsidiary that is not a Guarantor,

          (c)  any Restricted Payment permitted by Section 6.5,
                                                   -----------

          (d) compensation and other benefits paid to officers, directors and employees, and

          (e) transactions in connection with the acquisition of any Qualified Company.

     Section 6.7  Restrictive Agreements.  Except for restrictions contained
                  ----------------------
in the Note Purchase Agreement governing the Subordinated Debt described on
Schedule 6.1, the Borrower will not, and will not permit any of its Subsidiaries
------------
to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon

          (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or

          (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the

     Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; provided that

               (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the Loan Documents,

               (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,

               (iii)  Section 6.7(a) of the foregoing shall not apply to
                      --------------
          customary provisions in leases and other contracts restricting the assignment thereof and

               (iv)   and the foregoing shall not apply to restrictions

                      (A)  existing on the Effective Date and disclosed on
               Schedule 6.7 hereto;
               ------------

                      (B) effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in Section 6.7(b)(iv)(A), so
                                                       ---------------------
               long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements;

                      (C) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Encumbrance on such property; and

                      (D) constituting provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument.

     Section 6.8  Financial Ratios.  The following financial ratios will be
                  ----------------
calculated as of each Financial Statement Delivery Date for the immediately preceding period of four quarters to which the financial statements relate after giving pro forma effect to the Acquisitions.

          (a)  Fixed Charge Coverage Ratio. The Borrower will not at any time
               ---------------------------
     permit the ratio of


               (i) EBITDA calculated on a rolling four (4) quarter basis (excluding any EBITDA computed pursuant to clause (b) of the definition of EBITDA) minus cash federal, state and local income and franchise taxes actually paid during such period, to

               (ii) cash interest expense, actually paid during such period (including the interest expense portion of any payments on Capitalized Lease Obligations but net of cash interest income actually received during such period) plus Maintenance Capital Expenditures for said period, to be less than (y) for the period ended June 30, 2001 and the period ending September 30, 2001, 1.5 to 1.0; and (z) for the period ending December 31, 2001 and thereafter during the term hereof, 1.75 to 1.0.

          (b)  Asset Coverage Ratio. The Borrower will not at any time permit
               --------------------
     the ratio of: (a) (i) accounts receivable plus (ii) inventory plus (iii) the net book value of all property, plant and equipment in each case as reflected on the financial statements delivered pursuant to Section 5.1, to
                                                                 -----------
     (b) Funded Debt minus Subordinated Debt, to be less than 1.25 to 1.0. For the purposes of calculating this Asset Coverage Ratio, the Borrower may use
     (i) the book value of such assets as recorded on the financials delivered under Section 5.1 hereof or (ii) the fair market value of such assets, as
           -----------
     such fair market value is determined by a third party approved by the Administrative Agent in its sole discretion; provided, that in the event any fair market valuation has been determined which for any asset is less that its book value, such fair market valuation must be used in the calculation of this Asset Coverage Ratio.

          (c)  Senior Debt Leverage Ratio. The Borrower will not at any time
               --------------------------
     permit the ratio of (i) Funded Debt minus Subordinated Debt to (ii) EBITDA calculated on a rolling four (4) quarter basis, to be greater than 2.25 to 1.0.

          (d)  Total Debt Leverage Ratio. The Borrower will not at any time
               -------------------------
     permit the ratio of


               (i)    Funded Debt (including all Subordinated Debt) to

               (ii) EBITDA calculated on a rolling four (4) quarters basis, to be greater than 3.25 to 1.0.

     Section 6.9  Net Worth.  The Borrower will not permit at any time during
                  ---------
the term hereof consolidated net worth to be less than $69,113,000, plus commencing May 28, 1999, fifty percent (50%) of after tax net income (if positive) of the Borrower and its Subsidiaries for each theretofore completed fiscal year during the term hereof, plus one hundred percent (100%) of the net cash proceeds theretofore received subsequent to May 28, 1999 from the issuance of any capital stock by the Borrower or any Subsidiary (other than from the Borrower or another Subsidiary) subsequent to the date hereof, plus, without duplication, one hundred percent (100%) of any amount recorded on the balance sheet of the Borrower from the issuance of any equity.

     Section 6.10 Capital Expenditures.  The Borrower will not, and will not
                  --------------------
permit its Subsidiaries to, make any Capital Expenditure (including any Capitalized Lease Obligations) during any fiscal year if, after giving effect thereto, the aggregate of all such expenditures would exceed five percent (5%) of actual total revenues of the Borrower and its Subsidiaries for the immediately preceding four quarters.

     Section 6.11  Limitation on Acquisitions.  The Borrower will not, and will
                   --------------------------
not permit any Subsidiary to, acquire (i) any securities of, stock or outstanding ownership interests in, any Person, or (ii) all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise without the prior written consent of the Required Lenders; provided, however, that the Borrower and/or any Subsidiary shall be entitled to consummate transactions permitted by Section 6.3 and Section 6.4, and make any Acquisition
                          -----------     -----------
of (x) any wholly owned Guarantor, or (y) any entity created by the merger, conversion, recapitalization or other restructuring of any entity described in
(x) above, provided that after such merger, conversion, recapitalization or other restructuring, all or substantially all of such entity's assets consist of the securities of, outstanding ownership interests in, or assets of the entities described in (x) above; and further provided, that the Borrower and/or any Subsidiary may make any Acquisition without the consent of the Required Lenders, so long as Borrower is in compliance with the following:

          (a) no Default or Event of Default is in existence at the time of the consummation of such proposed Acquisition or would exist after giving effect thereto, all representations and warrants contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such proposed Acquisition (both before and after giving effect thereto) except to the extent limited to a specific prior date or incorrect as a result of transactions permitted under the Loan Documents, and no other agreement, contract or instrument to which the Borrower is a party restricts such proposed Acquisition;

          (b) the Borrower shall have given the Administrative Agent and the Lenders at least ten (10) Business Days prior written notice of any such proposed Acquisition (each of such notices, a "Permitted Acquisition
                                                    ---------------------
     Notice"), which notice must be timely provided and must be accompanied by
     ------
     all of the information required in this Section 6.11 and shall (A) contain
                                             ------------
     the estimated date such proposed Acquisition is scheduled to be consummated, (B) attach a true and correct copy of the draft purchase agreement (if available), letter of intent, description of material terms or similar agreements executed by the parties thereto in connection with such proposed Acquisition, (C) contain the estimated aggregate purchase price of such proposed Acquisition and the estimated amount of related costs and expenses and the intended method of financing thereof, and (D) contain the estimated amount of Loans required to effect such proposed Acquisition;

          (c) concurrently with delivery of the Permitted Acquisition Notice, the Borrower shall have provided the Administrative Agent and the Lenders with all information related to the proposed Acquisition as is reasonably required in the form of Acquisition Information Worksheet attached hereto as Exhibit 6.11, and, promptly upon request, such additional information as
        ------------
     the Administrative Agent shall reasonably request, including, delivery of the expert reports (if any) prepared by accounting, environmental, and/or other experts which the Borrower has obtained and the Administrative Agent shall reasonably request;

          (d)

               (i) as soon as available but not less than the earlier of three (3) days after the execution thereof, a copy of the executed principal Acquisition Documents with respect to such proposed Acquisition and

               (ii) at the time of delivery of the Acquisition Documents, certification from the Borrower as to the purchase price for the Acquisition (or a formula therefor) and the estimated amount of all related costs, fees and expenses and that, except as described, there are no other amounts which will be payable in connection with such proposed Acquisition;

          (e) concurrently with the delivery of the Permitted Acquisition Notice, the Borrower shall have provided to the Administrative Agent and the Lenders recalculations of the calculations set forth in the certificate most recently delivered pursuant to Section 5.1(c) are made by the Borrower
                                         --------------
     evidencing its compliance with the covenants contained in Section 6.8
                                                               -----------
     (excluding Section 6.8(c)) through Section 6.10, inclusive, and such
                --------------          ------------
     recalculations shall show that during the period of four fiscal quarters covered by that certificate, on a pro forma basis, the Borrower would have been in compliance therewith;

          (f) the Borrower shall have provided to the Administrative Agent and the Lenders a calculation by the Borrower of the Total Leverage Ratio (after giving effect to the proposed Acquisition) and the Senior Leverage Ratio (after giving effect to the proposed Acquisition) showing that such ratios would not (after giving effect to the proposed Acquisition) be greater than 3.0 to 1.0 and 2.0 to 1.0, respectively;

          (g) the Borrower shall have delivered updated schedules to any Acquisition Agreement related to such proposed Acquisition to the Administrative Agent; and

          (h) prior to the consummation of the proposed Acquisition, the Borrower shall furnish the Administrative Agent and the Lenders an officer's certificate executed by a Financial Officer of the Borrower, certifying as to compliance with the requirements of the applicable preceding Section 6.11(a) through Section 6.11(g), containing the calculations required in this Section 6.11. The consummation of each
                                   ------------
     Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

     Notwithstanding the foregoing, without the consent of the Required Lenders Borrower may not acquire any securities of, outstanding ownership interest in, or assets of any Person under any circumstances if any of the following conditions are present:

               (i) the cash consideration (defined as total net cash to be paid plus Indebtedness to be assumed) for any such proposed acquisition exceeds 7.50% of the consolidated net worth of the Borrower and its Subsidiaries (pre-acquisition) as reflected in the most recent consolidated balance sheet delivered pursuant to Section
                                                                       -------
          5.1 hereof; or
          ---

               (ii) the total consideration (defined as total net cash to be paid plus Indebtedness to be assumed plus the value of any stock of the Borrower or any Subsidiary given as consideration, (as reflected on the Borrower's consolidated balance sheet,) plus related acquisition costs) exceeds 15.0% of the consolidated net worth of the Borrower and its Subsidiaries (pre-acquisition) as reflected on the most recent consolidated balance sheet delivered pursuant to Section
                                                                       -------
          5.1 hereof;
          ---

               (iii) at the time of such acquisition, and giving proforma effect thereto, the Total Debt Leverage Ratio of the Borrower, as calculated in accordance with Section 6.8(d) would be greater than 3.0 to 1.0; or

               (iv) at the time of such acquisition, and giving proforma effect thereto, the Senior Debt Leverage Ratio of the Borrower, as calculated in accordance with Section 6.8(c) hereof, would be greater than 2.0 to 1.0.

     Section 6.12 Hedging Agreement. The Borrower will not, and will not permit
                  -----------------
any Subsidiary to, enter into any Hedging Agreement.

     Section 6.13  Prepayment of Other Indebtedness. The Borrower will not, and
                   --------------------------------
will not permit any Subsidiary to, make any voluntary prepayments of principal or interest on, defease or establish any escrow or defeasance accounts or trusts in respect of any Subordinated Debt. The Borrower will not, and will not permit any Subsidiary to, amend or obtain or grant a waiver of any repayment schedule (other than a deferral), subordination provision or related definition contained in the Note Purchase Agreement entered into in connection with the Subordinated Debt without the prior written consent of the Required Lenders.

     Section 6.14  Fiscal Year.  The Borrower will not change its fiscal year
                   -----------
from December 31st.

     Section 6.15  Sale and Leaseback.  The Borrower will not, and will not
                   ------------------
permit any Subsidiary to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or similar property from such Person.

     Section 6.16  Amendments to Note Purchase Agreement. The Borrower will not
                   -------------------------------------
agree to, and will not permit any amendment to the Note Purchase Agreement which would (i) increase the principal amount of the Senior Subordinated Notes issued thereunder, (ii) make the financial covenants in Section 6A of the Note Purchase
                                                 ----------
Agreement more restrictive on the Borrower than the corresponding financial covenants in Section 6.8 hereof, or (iii) make the events of default in Article
             -----------                                                -------
7 of the Note Purchase Agreement more restrictive on the Borrower than the
-
Events of Default hereunder, in each case, without the consent of the Required Lenders.

                                  ARTICLE VII

                        Events of Default and Remedies
                        ------------------------------

     Section 7.1  Events of Default. The following events ("Events of Default")
                  -----------------                         -----------------
shall constitute Events of Default hereunder:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section
                                                                  -------
     7.1(a)) payable under this Agreement, when and as the same shall become due
     ------
     and payable;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2(a), Section 5.3 (with
                                         --------------  -----------
     respect to the Borrower's existence) or Section 5.8 or in Article VI;
                                             -----------       ----------

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.1(a), Section 7.1(b) or Section 7.1(d)), and such
                  --------------  --------------    --------------
     failure shall continue unremedied for a period of fifteen (15) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Subordinated Debt or any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable notice or grace period);

          (g) any event or condition occurs that results in any Subordinated Debt or any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable notice or grace period) the holder or holders of any Subordinated Debt or any Material Indebtedness or any trustee or agent on its or their behalf to cause any Subordinated Debt or any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking

               (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or

               (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i)  the Borrower or any Significant Subsidiary shall

               (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,

               (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in
          Section 7.1(h),
          --------------

               (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets,

               (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,

               (v)    make a general assignment for the benefit of creditors or

               (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more final judgments for the payment of money in an aggregate amount in excess of $3,000,000 (not covered by insurance subject to customary deductible) shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $3,000,000 in any year or (ii) $3,000,000 for all periods;

          (m)  a Change in Control shall occur; or

          (n) any material Loan Document shall be determined by the Administrative Agent, in its good faith judgment to be unenforceable in any material respect or Borrower or any Subsidiary shall claim such to be the case other than in accordance with its terms or the terms of the other Loan Documents.

     Section 7.2  Remedies. On the occurrence of any event described in Section
                  --------                                              -------
7.1 (other than an event with respect to the Borrower described in Section
---                                                                -------
7.1(h) or Section 7.1(i)), and at any time thereafter during the continuance of
------    --------------
such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same time or different times:

               (i) terminate the Commitments (including the Commitment of the Swingline Lender with respect to its obligation to advance Swingline Loans), and thereupon the Commitments shall terminate immediately; provided that in the case of the Commitment of the Swingline Lender with respect to its obligation to advance Swingline Loans, the Swingline Lender may, by notice to the Borrower (with a copy to the Administrative Agent) and regardless of whether the Required Lenders elect to terminate the Commitments hereunder, terminate such Commitment, and thereupon such Commitment shall terminate immediately,

               (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without notice, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in Section 7.1(h) or Section 7.1(i), the
                                --------------    --------------
          Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower,

               (iii) set off any amounts of the Borrower or any Subsidiary held by it,

               (iv) exercise any other rights or remedies described in the other Loan Documents, including, without limitation, each of the Security Documents, and

               (v) exercise such other rights as are available to lenders and secured parties at law or in equity.


                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------


     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,

          (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,

          (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and
                                                      -----------

          (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own
                                      -----------
     gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into

               (i) any statement, warranty or representation made in or in connection with this Agreement,

               (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith,

               (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein,

               (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or

               (v)    the satisfaction of any condition set forth in Article IV
                                                                     ----------
          or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in Houston, Texas, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article VIII and Section 9.3 shall
                                              ------------     -----------
continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

     None of the documentation agent, the syndication agent or any of the co-managing agents in their respective capacities as such shall have any duties or responsibilities to any other Person under this Agreement or any other Loan Document.

                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

     Section 9.1  Notices.  Except in the case of notices and other
                  -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a)   if to the Borrower or to any Guarantor,

                  U.S. Concrete
                  1300 Post Oak Blvd., Suite 1220
                  Houston, Texas 77056
                  Attention: Michael Harlan
                  Telephone No.: (713) 499-6203
                  Telecopy No.: (713) 499-6201

            (b)   if to the Administrative Agent,

                  The Chase Manhattan Bank
                  712 Main Street, 5th Floor East
                  Houston, Texas 77002
                  Attention: James R. Dolphin
                  Telephone No.: (713) 216-5347
                  Telecopy No.: (713) 216-6004

                  with copies to

                  The Chase Manhattan Bank
                  Agency Services
                  One Chase Manhattan Plaza, 8th Floor
                  New York, New York 10081
                  Attention: Muniram Appanna
                  Telecopy No.:  (212) 552-7940
                  Telephone No.: (212) 552-7943

            (c)   if to the Issuing Bank,

                  The Chase Manhattan Bank
                  712 Main Street, 5th Floor East
                  Houston, Texas 77002
                  Attention: James R. Dolphin
                  Telecopy No.: (713) 216-5347
                  Telephone No.: (713) 216-6004

            (d)   if to the Swingline Lender,

                  Bank of America, N.A.,
                  700 Louisiana, 7th Floor,
                  Houston, Texas 77002,
                  Attention: William Borus
                  Telecopy No.:  (713) 247-7748
                  Telephone No.:  (713) 247-7756

            (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on (a) if delivered in person, when delivered, (b) if delivered by telecopy, on the date of confirmed transmission, (c) if delivered by overnight courier, one (1) Business Day after deliver to the courier properly addressed or (d) if by mail, four (4) days after deposit in the United States mails (by certified mail, return receipt requested), with proper postage prepaid.

     Section 9.2  Waivers; Amendments.
                  -------------------

            (a) To the extent permitted by law, no failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. To the extent permitted by law, the rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. To the extent permitted by law, no waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by
     Section 9.2(b), and then such waiver or consent shall be effective only in
     --------------
     the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

                  (i) increase the Commitment of any Lender without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv)   change Section 2.17(b) or Section 2.17(c) in a manner
                                ---------------    ---------------
            that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender,

                  (v) release any Collateral securing the Obligations, without the written consent of each Lender, provided that the Administrative Agent may release any collateral sold or transferred as permitted under this Agreement by the Borrower or any Subsidiary in the ordinary course of business or as otherwise permitted under this Agreement,

                  (vi) release the Borrower or any Guarantor or any other Person liable for the repayment of the Obligations, without the written consent of each Lender, or

                  (vii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof
                           -----------------
            specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

     Section 9.3  Expenses; Indemnity; Damage Waiver.
                  ----------------------------------

            (a)   The Borrower shall pay

                  (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, execution and delivery of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated),

                  (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank and the Swingline Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and

                  (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, the Security Documents and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout or restructuring of such Loans or Letters of Credit.

            (b) The Borrower shall and hereby does indemnify J. P. Morgan Securities Inc., the Administrative Agent, the Issuing Bank, the Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold
                                                ----------
     each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of

                  (i) the execution or delivery of this Agreement, the Security Documents and the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby,

                  (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

                  (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or

                  (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;

     PROVIDED THAT IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT SUCH INDEMNITY SHALL BE APPLICABLE REGARDLESS OF WHETHER ANY LOSS OR LIABILITY WAS CAUSED BY ANY INDEMNITEE'S OWN NEGLIGENCE OR ARISES FROM ANY THEORY OF STRICT LIABILITY but shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under Section 9.3(a) or Section 9.3(b), each Lender
                                --------------    --------------
     severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

     Section 9.4  Successors and Assigns.
                  ----------------------

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

                  (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld); provided that upon the occurrence and continuance of an Event of Default Borrower's consent shall not be required,

                  (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,

                  (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

                  (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under Section 7.1(h) or Section 7.1(i) has occurred and is
                          --------------    --------------
            continuing.

     Subject to acceptance and recording thereof pursuant to Section 9.4(d),
                                                             --------------
     from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section
                        ------------  ------------  ------------     -------
     9.3).
     ---

            (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Houston, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register").The entries in the Register shall be prima facie
                --------
     evidence of the correctness thereof, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section
                                                                   -------
     9.4(b) and any written consent to such assignment required by Section
     ------                                                        -------
     9.4(b), the Administrative Agent shall accept such Assignment and
     ------
     Acceptance and record the information contained therein in the Register.
     No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank, or the Swingline Lender sell participations to one or more banks or other entities (a "Participant") in
                                                               -----------
     all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that

                  (i) such Lender's obligations under this Agreement shall remain unchanged,


                  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and

                  (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant.
                             --------------
     Subject to Section 9.4(f), the Borrower agrees that each Participant shall
                --------------
     be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16
                                    ------------  ------------     ------------
     to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.4(b). To the extent permitted by law,
                            --------------
     each Participant also shall be entitled to the benefits of Section 9.8 as
                                                                -----------
     though it were a Lender, provided such Participant agrees to be subject to
     Section 2.17(c) as though it were a Lender.
     ---------------

            (f) A Participant shall not be entitled to receive any greater payment under Section 2.14, Section 2.15 or Section 2.16 than the
                   ------------  ------------    ------------
     applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower
                                              ------------
     is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
                                                                         -------
     2.16(e) as though it were a Lender.
     -------

            (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 9.5  Survival.  All covenants, agreements, representations and
                  --------
warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16 and
Section 9.3 and Article VIII shall survive and remain in full force and effect
                ------------
regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     Section 9.6  Counterparts; Integration; Effectiveness.  This Agreement may
                  ----------------------------------------
be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.1, this Agreement shall become effective when it shall have been
-----------
executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 9.7  Severability.  Any provision of this Agreement held to be
                  ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 9.8  Right of Setoff.  Without limiting the remedies provided for
                  ---------------
in Article VII hereof, if an Event of Default shall have occurred and be
   -----------
continuing and after acceleration of the Obligations, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement, its Notes or the Obligations and although Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     Section 9.9  Governing Law; Jurisdiction; Consent to Service of Process.
                  ----------------------------------------------------------

            (a) This Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith, except as otherwise provided therein, shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States. Without limitation of the foregoing, nothing in this Agreement, or in the Notes or in any other Loan Document shall be deemed to constitute a waiver of any rights which any Lender may have under applicable federal legislation relating to the amount of interest which such Lender may contract for, take, receive or charge in respect of the Loan and the Loan Documents, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where any Lender is located. The Administrative Agent, each Lender and the Borrower further agree that insofar as the provisions of the Texas Finance Code, Chapter 303, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes and the Obligations hereunder and under the other Loan Documents, the indicated rate ceiling of such Code shall be applicable; provided, however, that to the extent permitted by such Code, the Administrative Agent may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans. The provisions of the Texas Finance Code, Chapter 346, do not apply to this Agreement, any Note issued hereunder or the other Loan Documents.

            (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the district courts of Harris County, Texas and of the United States District Court of the Southern District of Texas, sitting in Houston, Texas and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

             (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.9(b). Each of the parties hereto hereby
                          --------------
     irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in
                                                      -----------
     this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 9.10  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO
                   --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 9.11  Headings.  Article and Section headings and the Table of
                   --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 9.12  Confidentiality.  Each of the Administrative Agent, the
                   ---------------
Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

             (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) to be used solely in connection with the administration of the Loan Documents,

             (b)   to the extent requested by any regulatory authority,

             (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,

             (d)   to any other party to this Agreement,

             (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,

             (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement,

             (g)   with the consent of the Borrower or

             (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.

     For the purposes of this Section, "Information" means all information
                                        -----------
     received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 9.13  Interest Rate Limitation.  Each provision in this Agreement
                   ------------------------
and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Administrative Agent or any Lender, or charged, contracted for, reserved, taken or received by the Administrative Agent or any Lender, for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction so that any and all amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed the Highest Lawful Rate. Anything in any Note or any other Loan Document to the contrary notwithstanding, the Borrower shall not be required to pay unearned interest on any

Note and the Borrower shall not be required to pay interest on the Obligations at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under such Note and such Loan Documents would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower under such Note and the other Loan Documents to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Borrower shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the Obligations of the Borrower (or if all such Obligations shall have been paid in full, refunded to the Borrower). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, reserved, taken, charged or received by any Lender under the Notes and the Obligations and under the other Loan Documents are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, and shall be made, to the extent permitted by usury laws applicable to such Lender, by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Notes and this Agreement and all interest at any time contracted for, charged or received by such Lender in connection therewith.

     Section 9.14  FINAL AGREEMENT OF THE PARTIES.  THIS AGREEMENT (INCLUDING
                   ------------------------------
THE SCHEDULES AND EXHIBITS HERETO), THE NOTES, THE GUARANTY IN Article X HEREOF,
                                                               ---------
AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 9.15  Limited Liability.  No director, officer, employee,
                   -----------------
incorporator or stockholder of the Borrower or any Subsidiary, as such, shall have any liability for any obligations of the Borrower under the Notes, the Guarantors under the Guaranty or the Loan Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Lender waives and releases all such liability. The waiver and release are part of the consideration for Transactions.

                                   ARTICLE X

                                   Guaranty
                                   --------

     Section 10.1  Guaranty.  Each Subsidiary as a Guarantor that is a party
                   --------
hereto ratifies its existing guaranty as stated in the Prior Credit Agreement as follows: In consideration of, and in order to induce the Lenders to make the Loans hereunder, each Subsidiary as a Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, and all other obligations and covenants of the Borrower now or hereafter existing under this Agreement, the Notes and the other Loan Documents whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Borrower under any chapter of the Bankruptcy Code), Fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by the Administrative Agent or any Lender in connection with enforcing any rights under this Guaranty (all such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable
           ----------------------
expenses incurred by each Lender and the Administrative Agent in enforcing this Guaranty; provided that notwithstanding anything contained herein or in any of the Loan Documents to the contrary, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount, and provided further, each Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of such Maximum Guaranteed Amount and the recipient of such payment, if so required by a final non-appealable order of a court of competent jurisdiction, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Guarantors (and the Borrower) shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Borrower or any other action, occurrence or circumstance whatsoever. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lenders hereunder.

     Section 10.2  Continuing Guaranty.  Each Guarantor guarantees that the
                   -------------------
Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, the obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

             (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;

             (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

             (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Guarantor or other Person liable on any Guaranteed Obligations;

             (d) any change in the corporate existence, structure or ownership of the Borrower, any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, such Guarantor, any other Guarantor or any of their respective assets;

             (e) the existence of any claim, defense, setoff or other rights or remedies which such Guarantor at any time may have against the Borrower, or the Borrower or such Guarantor may have at any time against the Administrative Agent, any Lender, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transaction other than by the payment in full by the Borrower of the Guaranteed Obligations after the termination of the Commitments of the Lenders;

             (f) any invalidity or unenforceability for any reason of this Agreement or other Loan Documents, or any provision of law purporting to prohibit the payment or performance by the Borrower, such Guarantor or any other Guarantor of the Guaranteed Obligations or Loan Documents, or of any other obligation to the Administrative Agent or any Lender; or

             (g) any other circumstances or happening whatsoever, whether or not similar to any of the forgoing.


     Section 10.3  Effect of Debtor Relief Laws.  If after receipt of any
                   ----------------------------
payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender or voluntarily surrenders (under circumstances in which it believes it could reasonably be expected to be so compelled if it did not voluntarily surrender), such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible setoff or a diversion of trust funds or (b) for any other similar reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent or any Lender with any such claimant (including the Borrower), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise; and the Guarantors, jointly and severally, shall be liable to pay the Administrative Agent and the Lenders, and hereby do indemnify the Administrative Agent and the Lenders and hold them harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Administrative Agent or any Lender in the defense of any claim made against it that any payment or proceeds received by the Administrative Agent or any Lender in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.

     Section 10.4  Partial Waiver of Subrogation.  Notwithstanding any payment
                   -----------------------------
or payments made by any Guarantor hereunder, or any setoff or application by the Administrative Agent or any Lender of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Administrative Agent or any Lender or of such Guarantor against the Borrower to recover the amount of any payment made by such Guarantor to the Administrative Agent or any Lender hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Guarantor shall not have any right to exercise any right of recourse to or any claim against assets or property of the Borrower, in each case unless and until the Obligations of the Borrower guaranteed hereby have been fully and finally satisfied. Until such time (but not thereafter), each Guarantor hereby expressly waives any right to exercise any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Borrower that arises under this Agreement or any other Loan Document or from the performance by any Guarantor of the Guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Administrative Agent or any Lender against the Borrower or any Guarantor, or any security that the Administrative Agent or any Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to a Guarantor by the Borrower or another Guarantor after payment in full of the Obligations, and the Obligations shall thereafter be reinstated in whole or in part and the Administrative Agent or any Lender forced to repay any sums received by any of them in payment of the Obligations, this Guaranty shall be automatically reinstated and such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.

     Section 10.5  Subordination.  If any Guarantor becomes the holder of any
                   -------------
indebtedness payable by the Borrower or another Guarantor, each Guarantor hereby subordinates all indebtedness owing to it from the Borrower or such other Guarantor to all indebtedness of the Borrower to the Administrative Agent and the Lenders, and agrees that during the continuance of any Event of Default it shall not accept any payment on the same until payment in full of the Obligations of the Borrower under this Agreement and the other Loan Documents after the termination of the Commitments of the Lenders and shall in no circumstance whatsoever attempt to setoff or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid in violation of the foregoing to a Guarantor by the Borrower or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

     Section 10.6  Waiver.  To the extent permitted by applicable law, each
                   ------
Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Lender institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral (it being the intention of the Administrative Agent, the Lenders and each Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent or any Lender, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Borrower, any other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Administrative Agent or any Lender of any indebtedness or liability to which such Lender applies or may apply any amounts received by such Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

     Section 10.7  Full Force and Effect.  This Guaranty is a continuing
                   ---------------------
guaranty and shall remain in full force and effect until all of the Obligations of the Borrower under this Agreement and the other Loan Documents and all other amounts payable under this Guaranty have been paid in full (after the termination of the Commitments of the Lenders). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

     Section 10.8  Termination of Guaranty
                   -----------------------

     Upon the sale or other disposition (by merger or otherwise) of a Guarantor (or all or substantially all of such Guarantor's voting stock or its property and assets) to a Person other than the Borrower or another Guarantor and pursuant to a transaction that is otherwise in compliance with this Agreement, such Guarantor (unless it otherwise remains a Subsidiary) shall be deemed released from its Guaranty and the related Obligations set forth in this Agreement and the other Loan Documents to which Guarantor is a party and all Liens on the capital stock of such Guarantor and Liens on the property or assets created or existing under the Loan Documents shall automatically and without further action be terminated and of no further force and effect. The Administrative Agent and the Lenders agree to execute and deliver any releases, termination statements, reassignments, discharges of liens, pledges, security interests and amend any Loan Document or any other document executed pursuant to the Agreement to evidence such termination; provided no Default or Event of Default shall have occurred and be continuing and provided further that any such termination shall occur only to the extent that all Obligations of such Guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Borrower shall also terminate or be released upon such sale or other disposition.

                                 [END OF TEXT]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              Borrower:

                              U.S. CONCRETE, INC., a Delaware corporation



                              By:   /S/ MICHAEL W. HARLAN
                                    -----------------------------------------
                                    Michael W. Harlan
                                    Senior Vice President

     Each of the undersigned by executing this Agreement acknowledges that it is a Guarantor hereunder and, as such, is subject to and agrees to be bound by all of the terms and conditions of Article X hereof.
                               ---------

                                   Guarantors:

                              AFTM Corporation, a Michigan corporation
                              American Concrete Products, Inc., a California
                                 corporation
                              Atlas-Tuck Concrete, Inc., an Oklahoma corporation Beall Concrete Enterprises, Ltd., a Texas limited partnership
                              Beall Industries, Inc., a Texas corporation
                              Beall Management, Inc., a Texas corporation
                              Central Concrete Supply Co., Inc., a California
                                 corporation
                              Central Precast Concrete, Inc., a California
                                 corporation
                              Concrete XX Acquisition, Inc., a Delaware
                                 corporation
                              Corden, Inc., a Michigan corporation
                              Cornillie Fuel & Supply, Inc., a Michigan
                                 corporation
                              Cornillie Leasing, Inc., a Michigan corporation Dencor, Inc., a Michigan corporation
                              DYNA, Inc., a Delaware corporation
                              E.B. Metzen, Inc., a Michigan corporation
                              Eastern Concrete Materials, Inc., a New Jersey
                                 corporation
                              Fendt Transit Mix, Inc., a Michigan corporation Hunter Equipment Company, a Michigan corporation Opportunity Concrete Corporation, a District of
                                 Columbia corporation
                              Ready Mix Concrete Company of Knoxville, a
                                 Delaware corporation
                              San Diego Precast Concrete, Inc., a Delaware
                                 corporation
                              Sierra Precast, Inc., a California corporation Smith Pre-Cast, Inc., a Delaware corporation
                              USC GP, Inc., a Delaware corporation

                              USC Management Co., LP, a Texas limited
                                 partnership
                              USC Midsouth, Inc., a Delaware corporation



                              By:  /s/ MICHAEL W. HARLAN
                                   -----------------------------------
                                   Michael W. Harlan
                                   Vice President



                              Carrier Excavation and Foundation Company, a
                                 Delaware corporation
                              Premix Concrete Corp., a Delaware corporation Superior Redi-Mix, Inc., a Michigan corporation



                              By:  /s/ CHARLES W. SOMMER
                                   -----------------------------------
                                   Charles W. Sommer
                                   Vice President



                              B.W.B., Inc. of Michigan, a Delaware corporation Central Concrete Corp., a Delaware corporation Olive Branch Ready Mix, Inc., a Delaware corporation
                              Superior Materials Company, Inc., a Delaware
                                 corporation



                              By:  /s/ DONALD WAYNE
                                   -----------------------------------
                                   Donald Wayne
                                   Vice President

                              Administrative Agent/Lender:

                              THE CHASE MANHATTAN BANK



                              By:  /s/ JAMES R. DOLPHIN
                                   -----------------------------------
                                   James R. Dolphin
                                   Senior Vice President

                              Address for Notice:

                                    The Chase Manhattan Bank
                                    712 Main Street
                                    5th Floor East
                                    Houston, Texas 77008

                                    Telephone: (713) 216-5347
                                    Telecopy:  (713) 216-6004

                                    Attn.: James R. Dolphin

                                   Syndication Agent/Lender:

                                   CREDIT LYONNAIS NEW YORK BRANCH



                                   By:    /s/ ATTILA KOC
                                          -----------------------------------
                                   Name:  Attila Koc
                                          -----------------------------------
                                   Title: Senior Vice President
                                          -----------------------------------

                                   Address for Notice:

                                        c/o CREDIT LYONNAIS
                                            REPRESENTATIVE OFFICE
                                        2200 Ross Avenue, Suite 4400W
                                        Dallas, Texas 75201

                                        Telephone: (214) 220-2303
                                        Telecopy:  (214) 220-2323

                                        Attn: Blake Wright

                                  Syndication Agent/Lender:

                                  FIRST UNION NATIONAL BANK



                                  By:    /s/ J. ANDREW PHELPS
                                         -------------------------------------
                                  Name:  J. Andrew Phelps
                                         -------------------------------------
                                  Title: Vice President
                                         -------------------------------------

                                  Address for Notice:

                                        First Union National Bank
                                        One First Union Center
                                        301 South College Street, DC-5
                                        Charlotte, North Carolina 28288-0737

                                        Telephone: (704) 383-3544
                                        Telecopy:  (704) 374-4793

                                        Attn.: David C. Hauglid

                                   Documentation Agent/Lender:

                                   BRANCH BANKING & TRUST COMPANY



                                   By:    /s/ COREY BOYTE
                                          ------------------------------------
                                   Name:  Corey Boyte
                                          ------------------------------------
                                   Title: Vice President
                                          ------------------------------------

                                   Address for Notice:

                                         BRANCH BANKING & TRUST
                                          COMPANY
                                         110 South Stratford Rd., Suite 301
                                         Winston Salem, NC 27104

                                         Telephone: (336) 733-3259
                                         Telecopy:  (336) 733-3254

                                         Attn: Cory Boyte

                                   Lender:

                                   BANK OF AMERICA, N.A.



                                   By:  /s/ WILLIAM B. BORUS
                                        --------------------------------------
                                        William B. Borus
                                        --------------------------------------
                                        Senior Vice President
                                        --------------------------------------

                                   Address for Notice:

                                         BANK OF AMERICA, N.A.
                                         700 Louisiana, 7th Floor
                                         Houston, Texas 77002

                                         Telephone: (713) 247-7756
                                         Telecopy:  (713) 247-7748

                                         Attn: William Borus

                                   Lender:

                                   BANK ONE, N.A.



                                   By:   /s/ WILLIAM B. WINTERS
                                         ------------------------------------
                                         William B. Winters, Director

                                   Address for Notice:

                                         c/o BANC ONE CAPITAL MARKETS,
                                          INC.
                                         1717 Main Street, 3/rd/ Floor
                                         Dallas, Texas 77251

                                         Telephone: (214) 290-2483
                                         Telecopy:  (214) 290-2765

                                         Attn: William B. Winters

                                   Lender:

                                   THE BANK OF NOVA SCOTIA



                                   By:    /s/ M. D. SMITH
                                          --------------------------------
                                   Name:  M. D. Smith
                                          --------------------------------
                                   Title: Agent
                                          --------------------------------

                                   Address for Notice:

                                         THE BANK OF NOVA SCOTIA
                                         Atlanta Agency
                                         600 Peachtree Street N.A.
                                         Suite 2700
                                         Atlanta, Georgia  30308

                                         Telephone: (404) 877-1500
                                         Telecopy:  (404) 888-8998

                                         Attn.: Donna Gardner

                                   with a copy to:

                                         THE BANK OF NOVA SCOTIA
                                         1100 Louisiana, Suite 3000
                                         Houston, Texas 77002

                                         Telephone: (713) 759-3453
                                         Telecopy:  (713) 752-2425

                                         Attn.: Richard Bartolo

                                   Co-Managing Agent/Lender:

                                   FIRSTAR BANK



                                   By:    /s/ GREGORY L. DRYDEN
                                          -------------------------------------
                                   Name:  Gregory L. Dryden
                                          -------------------------------------
                                   Title: Vice President
                                          -------------------------------------

                                   Address for Notice:

                                         FIRSTAR BANK
                                         One Mercantile Center, 12/th/ Floor
                                         St. Louis, Missouri  63101

                                         Telephone: (314) 418-3983
                                         Telecopy:  (314) 418-3859

                                         Attn:  __________________________

                                   Lender:

                                   COMERICA BANK



                                   By:    /s/ GERALD R. FINNEY, JR.
                                          ------------------------------------
                                   Name:  Gerald R. Finney, Jr.
                                          ------------------------------------
                                   Title: Vice President
                                          ------------------------------------

                                   Address for Notice:

                                         COMERICA BANK
                                         4100 Spring Valley, Suite 400
                                         Dallas, Texas 75244

                                         Telephone: (972) 361-2546
                                         Telecopy:  (972) 361-2550

                                         Attn: Gerald R. Finney

                                                                    EXHIBIT 1.1A

                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Amended and Restated Credit Agreement dated as of [__________] (as amended and in effect on the date hereof, the "Credit
                                                                      ------
Agreement"), among [_______________________________], the Lenders named therein
---------
and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and
                            -----------------
obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section
                                                                   -------
2.16(e) of the Credit Agreement, duly completed and executed by the Assignee,
-------
and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.4(b) of the Credit
                                                --------------
Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

                              Exhibit 1.1A-Page 1

Effective Date of Assignment
("Assignment Date"):
  ---------------

                                                          Percentage Assigned of
                                                          Facility/Commitment (set
                                                          forth, to at least 8 decimals,
                                                          as a percentage of the
                         Principal Amount Assigned (and   Facility and the aggregate
                         identifying information          Commitments of all Lenders
Facility                 as to individual Loans)          thereunder)
----------------------   -------------------------------  -------------------------------
Commitment Assigned:     $
Revolving Loans:
Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

                              [Name of Assignor], as Assignor
                               ----------------



                              By:______________________________
                              Name:____________________________
                              Title:___________________________



                              [Name of Assignee], as Assignee
                               ----------------



                              By:______________________________
                              Name:____________________________
                              Title:___________________________


                              Exhibit 1.1A-Page 2

The undersigned hereby consent to the within assignment:/1/


                                         [Name of Borrower],


                                         By:_________________________
                                         Name:_______________________
                                         Title:______________________



                                         The Chase Manhattan Bank,
                                         as Administrative Agent,



                                         By:_________________________
                                         Name:_______________________
                                         Title:______________________



                                         The Chase Manhattan Bank,
                                         as Issuing Bank



                                         By:_________________________
                                         Name:_______________________
                                         Title:______________________


_______________________
/1/ Consents to be included to the extent required by Section 9.4(b) of the
                                                    --------------
Credit Agreement.

                              Exhibit 1.1A-Page 3

                                                                    EXHIBIT 1.1B

                                PROMISSORY NOTE

$________                                             Dated:______________, 2001


          FOR VALUE RECEIVED, the undersigned, U.S. CONCRETE, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
                  --------
_________________________ (the "Lender") the lesser of (i) the amount of the
                                ------
Lender's Commitment and (ii) the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower pursuant to the Credit Agreement (defined below).

          The Borrower hereby promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Amended and Restated Credit Agreement dated as of ______________, 2001 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the terms defined therein and not
                   ----------------
otherwise defined herein being used herein as therein defined), among the Borrower, the Guarantors party thereto, the Lender and certain other lenders that are parties thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders and such other lenders, Credit Lyonnais New York Branch and First Union National Bank, as syndication agents and Branch Banking & Trust Company, as documentation agent.

          Both principal and interest are payable in same day funds in lawful money of the United States of America to The Chase Manhattan Bank, as Administrative Agent, at 712 Main Street, Houston, Texas 77002, or at such other place as the Administrative Agent shall designate in writing to the Borrower.

          This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The obligations of the Borrower hereunder are guaranteed by the Guarantors pursuant to Article X of the Credit Agreement.
                                             ---------
The Credit Agreement, among other things, (i) provides for the making of the Loans by the Lender to the Borrower from time to time, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

          Except as provided in the Credit Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

                              Exhibit 1.1B-Page 1

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas and any applicable laws of the United States of America.

                              U.S. CONCRETE, INC.


                              By: _________________________________
                                  Michael W. Harlan
                                  Senior Vice President

                              Exhibit 1.1B-Page 2

                                                                    EXHIBIT 1.1C

                                    FORM OF
                             NEW LENDER ACCEPTANCE

     This New Lender Acceptance dated as of ______________, _____ (this "Agreement") is by and among (i) U.S. Concrete, Inc. ("Borrower"), (ii) The
----------                                             --------
Chase Manhattan Bank, in its capacity as administrative agent (the "Administrative Agent") and Issuing Bank under the Amended and Restated Credit
---------------------
Agreement dated as of August ___, 2001 (as the same may be amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms that are
                                 ----------------
defined in the Credit Agreement and not defined herein are used herein as therein defined) among Borrower, the Lenders party thereto, Credit Lyonnais New York Branch and First Union National Bank, as Syndication Agents, and Branch Banking & Trust Company as Documentation Agent, and the Administrative Agent, and (iii) _______________ ("New Lender").
                            ----------

                             Preliminary Statements

     Pursuant to Section 2.20 of the Credit Agreement, Borrower has the right,
                 ------------
subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by adding to the Credit Agreement one or more banks or other financial institutions as a Lender thereunder.

     Accordingly, the parties hereto agree as follows:

     SECTION 1.  Addition of New Lender.  Pursuant to Section 2.20 of the Credit
                 ----------------------               ------------
Agreement, the New Lender is hereby added to the Credit Agreement as a Lender with a Commitment of $______________. The New Lender specifies as its Domestic Lending Office and Eurodollar Lending Office the following:

          Domestic Lending Office:
          Address:

          Attention:
          Telephone:
          Telecopy:

          Eurodollar Lending Office:
          Address:

          Attention:
          Telephone:
          Telecopy:

     SECTION 2.  New Note.  The Company agrees to promptly execute and deliver
                 --------
to the New Lender a Note ("New Note") in a principal amount equal to its
                           --------
Commitment.

                              Exhibit 1.1C-Page 1

     SECTION 3. Consent.  The Administrative Agent, the Issuing Bank and
                -------
Borrower hereby consent to the increase in the Commitments and addition of the New Lender effectuated hereby.

     SECTION 4. Governing Law.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the laws of the State of Texas.

     SECTION 5. Execution in Counterparts.  This Agreement may be executed in
                -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 6. Lender Credit Decision.  The New Lender acknowledges that it
                ----------------------
has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 3.1(f)
                                                                  --------------
of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The New Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     SECTION 7. Representation and Warranties of Borrower.  The Company
                -----------------------------------------
represents and warrants as follows:

          (a) The execution, delivery and performance by Borrower of this Agreement and the New Note are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Borrower's restated certificate of incorporation or by-laws or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower.

          (b) No authorization, consent or approval of any governmental body or agency is required for the valid execution, delivery and performance of this Agreement by Borrower or for the valid execution, issuance, delivery and performance of the New Note by Borrower.

          (c) This Agreement constitutes a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability. The New Note, when executed, issued and delivered hereunder for value received, will constitute a valid and binding obligation of Borrower, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (d) The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.20 thereof, does
                                                    ------------
     not exceed $200,000,000.

                              Exhibit 1.1C-Page 2

          (e) No event has occurred and is continuing which constitutes an Event of Default.

          (f) Prior to the increase in Commitment pursuant to this Agreement, Borrower has offered the Lenders the right to participate in such increase by increasing their respective Commitments.

     SECTION 8. Expenses.  The Company agrees to pay on demand all costs and
                --------
reasonable expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the New Note, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

     SECTION 9. Effectiveness.  When, and only when, the Administrative Agent
                -------------
shall have received counterparts of, or telecopied signature pages of, this Agreement executed by Borrower, the Administrative Agent and the New Lender, this Agreement shall become effective as of the date first written above.

                              Exhibit 1.1C-Page 3

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     U.S. CONCRETE, INC.



                                     By:__________________________
                                     Name:________________________
                                     Title:_______________________


                                     THE CHASE MANHATTAN BANK,
                                     as Administrative Agent and Issuing Bank



                                     By:__________________________
                                     Name:________________________
                                     Title:_______________________


                                     [NEW LENDER]



                                     By:__________________________
                                     Name:________________________
                                     Title:_______________________

                              Exhibit 1.1C-Page 4

                                                                    EXHIBIT 1.1D

                                    FORM OF
                         COMMITMENT INCREASE AGREEMENT

     This Commitment Increase Agreement dated as of ___________, ____ (this "Agreement") is by and among (i) U.S. Concrete, Inc. ("Borrower"), (ii) The
----------                                             --------
Chase Manhattan Bank, in its capacity as administrative agent (the "Administrative Agent") and Issuing Bank under the Amended and Restated Credit
---------------------
Agreement dated as of August ___, 2001 (as the same may be amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms that are
                                 ----------------
defined in the Credit Agreement and not defined herein are used herein as therein defined) among Borrower, the Lenders party thereto, Credit Lyonnais New York Branch and First Union National Bank, as Syndication Agents, and Branch Banking & Trust Company, as Documentation Agent, and the Administrative Agent and (iii) _______________ ("Increasing Lender").
                            -----------------

                            Preliminary Statements

     (A) Pursuant to Section 2.20 of the Credit Agreement, Borrower has the
                     ------------
right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by agreeing with a Lender to increase that Lender's Commitment.

     (B) The Company has given notice to the Administrative Agent of its intention to increase the total Commitments pursuant to such Section 2.20 by
                                                             ------------
increasing the Commitment of the Increasing Lender from $________ to $________, and the Administrative Agent is willing to consent thereto.

     Accordingly, the parties hereto agree as follows:

     SECTION 1.  Increase of Commitment.  Pursuant to Section 2.20 of the Credit
                 ----------------------               ------------
Agreement, the Commitment of the Increasing Lender is hereby increased from $_________________ to $________________.

     SECTION 2.  Consent.  The Administrative Agent hereby consents to the
                 -------
increase in the Commitment of the Increasing Lender effectuated hereby.

     SECTION 3.  Governing Law.  This Agreement shall be governed by, and
                 -------------
construed in accordance with, the laws of the State of Texas.

     SECTION 4.  Execution in Counterparts.  This Agreement may be executed in
                 -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 5.  Increasing Lender Credit Decision.  The Increasing Lender
                 ---------------------------------
acknowledges that it has, independently and without reliance upon the Administrative Agent or any other

                              Exhibit 1.1D-Page 1

Lender and based on the financial statements referred to in [Section _____] of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The Increasing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     SECTION 6. Representation and Warranties of Borrower.  The Company
                -----------------------------------------
represents and warrants as follows:

          (a) The execution, delivery and performance by Borrower of this Agreement are within Borrower's corporate powers, have been duly authorized by all necessary corporation action and do not contravene (i) Borrower's restated certificate of incorporation or by-laws or (ii) any indenture, loan agreement or other similar agreement or instrument binding on Borrower.

          (b) No authorization, consent or approval any governmental body or agency is required for the valid execution, delivery and performance by Borrower of this Agreement.

          (c) This Agreement constitutes a valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (d) The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.20 thereof, does
                                                    ------------
     not exceed $200,000,000.

          (e) No event has occurred and is continuing which constitutes an Event of Default.

     SECTION 7. Expenses.  The Company agrees to pay on demand all costs and
                --------
expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

     SECTION 8. Effectiveness.  When, and only when, the Administrative Agent
                -------------
shall have received counterparts of, or telecopied signature pages of, this Agreement executed by Borrower, the Administrative Agent and the Increasing Lender, this Agreement shall become effective as of the date first written above.

                              Exhibit 1.1D-Page 2

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           BORROWER:

                                           U.S. CONCRETE, INC.


                                           By:___________________________
                                           Name:_________________________
                                           Title:________________________


                                           ADMINISTRATIVE AGENT:

                                           THE CHASE MANHATTAN BANK,
                                           as Administrative Agent


                                           By:___________________________
                                           Name:_________________________
                                           Title:________________________


                                           ISSUING BANK:

                                           THE CHASE MANHATTAN BANK,
                                           as Issuing Bank


                                           By:___________________________
                                           Name:_________________________
                                           Title:________________________


                                           INCREASING LENDER:

                                           ______________________________


                                           By:___________________________
                                           Name:_________________________
                                           Title:________________________

                              Exhibit 1.1D-Page 3

                                                                     EXHIBIT 5.9

                                    FORM OF

                               JOINDER AGREEMENT

                            Date _________________

The Chase Manhattan Bank,
as Administrative Agent for the Lenders
that are parties to the Credit Agreement referred to below
712 Main Street
Houston, Texas 77002

Attention: ____________________


Ladies and Gentlemen:

          Reference is made to the Amended and Restated Credit Agreement dated as of __________________________, 2001 (the Amended and Restated Credit
Agreement, as it may be amended, amended and restated or otherwise supplemented or modified from time to time, the "Credit Agreement"), among U.S. Concrete,
                                    ----------------
Inc., a Delaware corporation (the "Company"), the Guarantors party thereto
                                   -------
(together with each other Person who becomes a Guarantor pursuant to the terms thereof), the Lenders party thereto (together with each other Person who becomes a Lender thereunder, collectively, the "Lenders"), The Chase Manhattan Bank, a
                                        -------
New York banking corporation, individually as a Lender, and as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), Credit
                                           --------------------
Lyonnais New York Branch and First Union National Bank, as syndication agents, and Branch Banking & Trust Company, as documentation agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          This Joinder Agreement (this "Agreement") is executed and delivered to
                                        ---------
comply with Section 5.9 of the Credit Agreement which provides (a) that any
            -----------
Person becoming a Subsidiary of the Borrower will (i) guaranty all of the Obligations under the Credit Agreement, the Notes and the other Loan Documents,
(ii) grant to the Administrative Agent for the benefit of the Lenders a first priority Lien on all of such Subsidiary's material assets, subject to Permitted Liens and (iii) within ten (10) days of becoming a Subsidiary execute and deliver to the Administrative Agent (A) together with the parent of such Subsidiary, a Joinder Agreement, (B) subject to Section 5.10 of the Credit
                                                ------------
Agreement, a deed of trust, mortgage, leasehold mortgage and/or other security agreement granting Liens on the fee and material leasehold interests of such Subsidiary, unless such requirement is waived by the Administrative Agent as to any property and (C) UCC-1 financing statements to be filed in connection with such Liens and (b) that 100% of the ownership interest of each Subsidiary of the Borrower in such Subsidiary be pledged to the Administrative Agent for the benefit of the Lenders.

                              Exhibit 5.9 - Page 1

          Therefore, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

          (a) the undersigned new Subsidiary (i) hereby executes this Joinder Agreement to acknowledge that it is a Subsidiary and a Guarantor (as such terms are defined in the Credit Agreement) and, as such, as of the date hereof agrees to be bound and is hereby bound by and agrees to comply with all of the terms and conditions of the Credit Agreement and the Guaranty contained therein applicable to a Subsidiary or a Guarantor, as if such Person were an original signatory thereto, (ii) hereby executes this Joinder Agreement to acknowledge that it is a Debtor (as such term is defined in the Security Agreement) and, as such, as of the date hereof agrees to be bound and hereby is bound by all of the terms and conditions of the Security Agreement as if such Debtor were an original signatory thereto and in connection therewith does hereby grant to the Administrative Agent for the benefit of itself and the Lenders a first and prior Lien in all of Debtor's right, title and interest in and to the Collateral (as such term is defined in the Security Agreement), subject only to Permitted Liens, (iii) acknowledges that it will comply with Section 5.10(a) and
                                                        ---------------
     Section 5.10(b) of the Credit Agreement and (iv) hereby delivers to the
     ---------------
     Administrative Agent UCC-1 Financing Statements signed by the Debtor and describing the Collateral of the Debtor subject to the Security Agreement; and

          (b) the undersigned Pledgor (i) hereby executes this Joinder Agreement to acknowledge that it is one of the Pledgors (as such term is defined in the Pledge Agreement) and, as such, agrees to be bound and hereby is bound by all of the terms and conditions of the Pledge Agreement [as if such Pledgor were an original signatory thereto] and in connection therewith does hereby pledge to the Administrative Agent for the benefit of itself and the Lenders and grants to the Administrative Agent for the benefit of itself and the Lenders, a Lien in all of Pledgor's right, title and interest in and to, the Pledged Collateral (as such term is defined in the Pledge Agreement), (ii) acknowledges that it is the owner and holder of _____% of the capital stock of the Subsidiary and hereby delivers to the Administrative Agent the certificate evidencing shares of stock of the Subsidiary, together with a stock power signed in blank and (iii) hereby delivers to the Administrative Agent UCC-1 Financing Statements signed by the Pledgor, and

          (c) upon execution of this Joinder Agreement, the Subsidiary [and the Pledgor (if other than Borrower or any other Person that has become bound by the Pledge Agreement), as applicable] shall deliver to the Administrative Agent, a certificate of an officer and of the secretary of such Person certifying (i) true and correct copies of its articles or certificate of incorporation, as amended and in effect, its Bylaws, as amended and in effect and a copy of resolutions adopted by the Board of Directors of such Person (A) authorizing the execution, delivery and performance by such Person of this Joinder Agreement and the granting of the Liens hereunder and under the Security Agreement, the Pledge Agreement, if applicable, and any and all mortgages, deeds of trust, leasehold mortgages and leasehold deeds of trust to be delivered as required under
     Section 5.10 of the Credit Agreement and the guaranty of the Obligations
     ------------
     under the Credit Agreement and (B) authorizing officers of such Person to execute and deliver this Joinder Agreement and any related documents required in connection herewith or with the Credit Agreement or the other Loan Documents and (ii) the incumbency and

                              Exhibit 5.9 - Page 2
     specimen signatures of the officers of such Person executing any documents on its behalf and (iii) a certificate as to the good standing of such Person from the Secretary of State or other appropriate official of the state of its organization, dated as of a recent date, and

          (d) simultaneously with the execution and delivery of this Joinder Agreement to the Administrative Agent, Borrower shall deliver to the Administrative Agent (i) a UCC Lien searches for the Subsidiary from each jurisdiction where the Subsidiary has assets subject to the Lien of the Security Agreement, indicating no Liens other than Permitted Liens or UCC-3 Termination Statements and other lien releases, as applicable, unless otherwise approved by the Required Lenders (ii) replacement Schedules I and
                                                                 -----------
     II and Exhibit A to the Security Agreement and (iii) a replacement Schedule
     --     ---------                                                   --------
     I to the Pledge Agreement, and
     -

          (e) the Subsidiary acknowledges that it has received a copy of the Credit Agreement and each of the other Loan Documents.

                              Exhibit 5.9 - Page 3

          Executed effective this ____ day of ______________, ________.

                                   SUBSIDIARY

                                   ________________________________________


                                   By:    _________________________________
                                   Name:  _________________________________
                                   Title: _________________________________


                                   PLEDGOR(S)

                                   U.S. Concrete, Inc.



                                   By:    _________________________________
                                   Name:  _________________________________
                                   Title: _________________________________


                                   ________________________________________


                                   By:    _________________________________
                                   Name:  _________________________________
                                   Title: _________________________________

                              Exhibit 5.9 - Page 4

                                                                    EXHIBIT 6.11

-----------------------------------------------------------------------------------------------------------------------------------
                                                   ACQUISITION INFORMATION WORKSHEET
-----------------------------------------------------------------------------------------------------------------------------------
Proposed     Property  Preliminary  Location of     Type of     Total Assets  Business Mix  Closing           Purchase Price
Acquisition   Owned/      Title       Plants     Environmental    A/R Inv.    Residential    Date    ------------------------------
              Leased     Report     # of Trucks    Performed        PP&E       Commercial             Cash        Stock      Total
             Location                                                         Public Works
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------

---------------------------------
     LTM     Pro Forma   EBITDA
  Revenues      LTM      Margin
               EBITDA

--------------------------------

--------------------------------

--------------------------------

--------------------------------

--------------------------------

--------------------------------

--------------------------------

--------------------------------

--------------------------------

                             Exhibit 6.11 - Page 1

                             Schedule 6.7 - Page 1